                                                                     EXHIBIT 2.3






                                                                  EXECUTION COPY
                                                                  --------------



                         AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.


                                      AND


                           GLOBALTEL RESOURCES, INC.


                                 MAY 29, 1998

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----

AGREEMENT AND PLAN OF MERGER............................................... 1

ARTICLE I
   Definitions............................................................. 1

ARTICLE II
   Basic Transaction....................................................... 6
     SECTION 2.1      The Merger........................................... 6
     SECTION 2.2      Articles of Incorporation; Bylaws.................... 7
     SECTION 2.3      Directors and Officers............................... 7
     SECTION 2.4      Conversion of Shares................................. 8
     SECTION 2.5      Intentionally omitted................................ 8
     SECTION 2.6      No Fractional Shares................................. 8
     SECTION 2.7      Capital Stock of CSI................................. 8
     SECTION 2.8      Procedure for Exchange of Stock Certificates......... 9
     SECTION 2.9      Stock Transfer Books.................................11
     SECTION 2.10     Dissenting Shares....................................11
     SECTION 2.11     Closing..............................................11
     SECTION 2.12     Taking of Necessary Action...........................12
     SECTION 2.13     Piggyback Registration Rights........................12

ARTICLE III
   Representations and Warranties of GlobalTel.............................12
     SECTION 3.1      Organization and Qualification.......................12
     SECTION 3.2      Subsidiaries.........................................12
     SECTION 3.3      Articles of Incorporation and Bylaws.................12
     SECTION 3.4      Capitalization.......................................13
     SECTION 3.5      Authorization of Transaction.........................14
     SECTION 3.6      No Conflict; Required Filings and Consents...........14
     SECTION 3.7      GlobalTel Financial Statements.......................14
     SECTION 3.8      Absence of Certain Changes or Events.................15
     SECTION 3.9      No Undisclosed Liabilities...........................15
     SECTION 3.10     Absence of Litigation................................16
     SECTION 3.11     Employee Benefit Plans; Employment Agreements........16
     SECTION 3.12     Labor Matters........................................18
     SECTION 3.13     Proxy Statement......................................18
     SECTION 3.14     Restrictions on Business Activities..................19
     SECTION 3.15     Title to Assets......................................19
     SECTION 3.16     Contracts and Licenses...............................19

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----

     SECTION 3.17     Tax Matters..........................................20
     SECTION 3.18     Intellectual Property Matters........................20
     SECTION 3.19     Customers and Agents.................................21
     SECTION 3.20     Compliance with Laws.................................21
     SECTION 3.21     Brokers' Fees........................................21
     SECTION 3.22     Continuity of Business Enterprise....................22
     SECTION 3.23     Board Approval.......................................22
     SECTION 3.24     Vote Required........................................22
     SECTION 3.25     Nature of GlobalTel Shareholders.....................22
     SECTION 3.26     Determination of Preferred Stock Liquidation
                       Preference..........................................22

ARTICLE IV
   Representations and Warranties of CSI...................................22
     SECTION 4.1      Organization and Qualification.......................23
     SECTION 4.2      Articles of Incorporation and Bylaws.................23
     SECTION 4.3      Capitalization.......................................23
     SECTION 4.4      Authorization of Transaction.........................23
     SECTION 4.5      No Conflict; Required Filings and Consents...........24
     SECTION 4.6      CSI Financial Statements.............................24
     SECTION 4.7      Absence of Certain Changes or Events.................25
     SECTION 4.8      No Undisclosed Liabilities...........................25
     SECTION 4.9      Absence of Litigation................................25
     SECTION 4.10     Employee Benefit Plans; Employment Agreements........25
     SECTION 4.11     Labor Matters........................................27
     SECTION 4.12     Proxy Statement......................................27
     SECTION 4.13     Restrictions on Business Activities..................28
     SECTION 4.14     Title to Assets......................................28
     SECTION 4.15     Contracts and Licenses...............................28
     SECTION 4.16     Tax Matters..........................................29
     SECTION 4.17     Intellectual Property Matters........................29
     SECTION 4.18     Customers and Agents.................................30
     SECTION 4.19     Compliance with Laws.................................30
     SECTION 4.20     Brokers' Fees........................................30
     SECTION 4.21     Continuity of Business Enterprise....................30
     SECTION 4.22     Board Approval.......................................30
     SECTION 4.23     Vote Required........................................31

ARTICLE V
   Covenants of GlobalTel..................................................31
     SECTION 5.1      Certain Affirmative Covenants of GlobalTel...........31

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----

     SECTION 5.2      Certain Negative Covenants of GlobalTel..............32
     SECTION 5.3      No Solicitation......................................34

ARTICLE VI
   Covenants of CSI........................................................35
     SECTION 6.1      Certain Affirmative Covenants of CSI.................35
     SECTION 6.2      Certain Negative Covenants of CSI....................37

ARTICLE VII
   Additional Agreements...................................................39
     SECTION 7.1      GlobalTel Shareholders' Meeting......................39
     SECTION 7.2      CSI Shareholders' Meeting............................39
     SECTION 7.3      Confidentiality......................................39
     SECTION 7.4      Stock Options and Warrants...........................40
     SECTION 7.5      Public Announcements.................................41
     SECTION 7.6      Listing of CSI Shares................................41
     SECTION 7.7      Accountants' Letters.................................41
     SECTION 7.8      Further Assurances...................................41
     SECTION 7.9      Notice of Developments...............................42
     SECTION 7.10     Indemnification......................................42

ARTICLE VIII
   Conditions to the Merger................................................42
     SECTION 8.1      Conditions to Obligations of Each Party to
                       Effect the Merger...................................42
     SECTION 8.2      Conditions to Obligations of CSI.....................43
     SECTION 8.3      Conditions to Obligations of GlobalTel...............46

ARTICLE IX
   Termination.............................................................48
     SECTION 9.1      Termination of Agreement.............................48
     SECTION 9.2      Effect of Termination................................49
     SECTION 9.3      Fees and Expenses....................................49

ARTICLE X
   Miscellaneous...........................................................50
     SECTION 10.1     Effectiveness of Representations, Warranties and
                       Agreements..........................................50
     SECTION 10.2     Notices..............................................50
     SECTION 10.3     Amendment............................................51
     SECTION 10.4     Waiver...............................................51
     SECTION 10.5     Headings.............................................51

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----

     SECTION 10.6     Severability.........................................51
     SECTION 10.7     Entire Agreement.....................................52
     SECTION 10.8     Successors and Assigns...............................52
     SECTION 10.9     GOVERNING LAW........................................52
     SECTION 10.10    Construction.........................................52
     SECTION 10.11    Incorporation of Exhibits and Disclosure
                       Schedules...........................................52
     SECTION 10.12    Counterparts.........................................52


Exhibit 1--Amendments to Bylaws of Surviving Corporation
Exhibit 2--Additional Directors of Surviving Corporation
Exhibit 3--Piggyback Registration Rights

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is entered into as of May 29, 1998, by and between Communications Systems International, Inc., a Colorado corporation ("CSI"), and GlobalTel Resources, Inc., a Washington corporation ("GlobalTel"). CSI and GlobalTel are referred to collectively herein as the "Parties."

     WHEREAS, the Board of Directors of CSI has determined that it is in the best interest of CSI and its shareholders to merge GlobalTel with and into CSI as described in Article II;
                ----------

     WHEREAS, the Board of Directors of GlobalTel has determined that it is in the best interest of GlobalTel and its shareholders to merge GlobalTel with and into CSI as described in Article II; and
                         ----------

     WHEREAS, CSI and GlobalTel desire that the Merger (as defined below) be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of Section 368(a) of the Code;

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

     As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

     "Acquisition Proposal" has the meaning set forth in Section 5.3(a).
                                                         --------------

     "Affiliate" means, in respect of a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

     "Business Day" means any day, other than a Saturday, Sunday or other day on which banks are permitted to close in the State of Colorado and the State of Washington.

     "Certificate" has the meaning set forth in Section 3.4(c).
                                                --------------

     "Closing" has the meaning set forth in Section 2.11.
                                            ------------

     "Closing Date" has the meaning set forth in Section 2.11.
                                                 ------------

     "Code" means the Internal Revenue Service Code of 1986, as amended.

     "Colorado Business Corporation Act" means the Colorado Business Corporation Act, as amended.

     "Common Stock Conversion Ratio" has the meaning set forth in Section
                                                                  -------
2.4(a).

     "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation or agreement and any oral obligation, right or agreement.

     "Cruttenden" means Cruttenden Roth Incorporated.

     "CSI" has the meaning set forth in the preface above.

     "CSI-owned Share" means any GlobalTel Share that CSI owns beneficially.

     "CSI Common Stock" means any share of the Common Stock, no par value per share, of CSI.

     "CSI Disclosure Schedule" has the meaning set forth in Article IV.
                                                            ----------

     "CSI Dissenting Share" means any CSI Share as to which the holder thereof possesses and has not effectively withdrawn or otherwise lost such holder's dissenter's rights pursuant to the Colorado Business Corporation Act.

     "CSI Employee Plans" has the meaning set forth in Section 4.10(a).
                                                       ---------------

     "CSI Intellectual Property" has the meaning set forth in Section 4.17(a).
                                                              ---------------

     "CSI Interim Balance Sheet" has the meaning set forth in Section 4.6.
                                                              -----------

     "CSI Preferred Stock" means any share of the Preferred Stock, no par value per share, of CSI.

     "CSI Proxy Statement" has the meaning set forth in Section 3.13.
                                                        ------------

     "CSI Share" means any share of the CSI Common Stock.

     "CSI Shareholders' Meeting" has the meaning set forth in Section 3.13.
                                                              ------------

     "Effective Time" has the meaning set forth in Section 2.1(b).
                                                   --------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, with respect to a specified Person, any other Person that, together with the specified Person, would be treated as a single employer under Section 414 of the Code.
               -----------

     "Exchange Agent" has the meaning set forth in Section 2.8 (a).
                                                   ---------------

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GlobalTel" has the meaning set forth in the preface above.

     "GlobalTel Balance Sheet" has the meaning set forth in Section 3.7.
                                                            -----------

     "GlobalTel Common Stock" means any share of the Common Stock, $0.05 par value per share, of GlobalTel.

     "GlobalTel Disclosure Schedule" has the meaning set forth in Article III.
                                                                  -----------

     "GlobalTel Dissenting Share" means any GlobalTel Share as to which the holder thereof possesses and has not effectively withdrawn or otherwise lost such holder's dissenter's rights pursuant to the Washington Business Corporation Act.

     "GlobalTel Employee Plans" has the meaning set forth in Section 3.11(a).
                                                             ---------------

     "GlobalTel Financial Statements" has the meaning set forth in Section 3.7.
                                                                   -----------

     "GlobalTel Intellectual Property" has the meaning set forth in Section
                                                                    -------
3.18.

     "GlobalTel Interim Balance Sheet" has the meaning set forth in Section 3.7.
                                                                    -----------

     "GlobalTel Preferred Stock" means any share of the Series A Convertible Preferred Stock, $0.01 par value per share, of GlobalTel.

     "GlobalTel Proxy Statement" has the meaning set forth in Section 3.13.
                                                              ------------

     "GlobalTel Shareholders' Meeting" has the meaning set forth in Section
                                                                    -------
3.13.

     "GlobalTel Shares" means any share of GlobalTel Common Stock or GlobalTel Preferred Stock.

     "GlobalTel Shareholder" means any Person who or which holds any GlobalTel Shares.

     "Governmental Authority" means (a) the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes and other instrumentalities, and (b) any foreign (as to the United States of America) sovereign entity, including nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision or quasi-governmental authority of any of the same, including limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes and other instrumentalities.

     "Intellectual Property" has the meaning set forth in Section 3.18.
                                                          ------------

     "IRS" means the Internal Revenue Service.

     "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

     "Knowledge" means, in the case of GlobalTel, the actual knowledge after reasonable investigation of Ronald P. Erickson, German F.H. Burtscher, Ronald Fox and Eric Orse and, in the case of CSI, the actual knowledge after reasonable investigation of Robert A. Spade, Patrick R. Scanlon and Daniel R. Hudspeth.

     "Legal Requirement" means applicable common law and any constitution, statute, ordinance, code or other law, rule, regulation, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

     "License" means any franchise, authorization, permit, license, consent or regulatory approval issued by any Governmental Authority.

     "Lien" means any lien, mortgage, pledge, encumbrance, indenture, charge, adverse interest or other security interest, other than liens for taxes not yet due and payable.

     "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

     "Material Adverse Effect" when used in connection with GlobalTel or any of its Subsidiaries, or CSI, as the case may be, means any change of effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of GlobalTel and its Subsidiaries, taken as a whole, or CSI, as the case may be, or on the ability of the Surviving Corporation following the Merger to continue the business of GlobalTel and its Subsidiaries and CSI substantially as currently conducted (without loss of any material rights).

     "Merger" has the meaning set forth in Section 2.1(a).
                                           --------------

     "Merger Consideration" has the meaning set forth in Section 2.8(c).
                                                         --------------

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parties" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Registration Statement" means that registration statement No. 333-47045 filed with the SEC.

     "Requisite CSI Shareholder Approval" means the affirmative vote of the holders of not less than a majority of CSI Shares in favor of this Agreement and the Merger.

     "Requisite GlobalTel Shareholder Approval" means the affirmative vote of the holders of not less than two-thirds of GlobalTel Shares as a whole, as well as the affirmative vote of the holders of two-thirds of the holders of each of GlobalTel Common Stock and GlobalTel Preferred Stock, voting as separate classes, in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Subsidiary" means any corporation with respect to which GlobalTel (or a Subsidiary of GlobalTel) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Superior Proposal" has the meaning set forth in Section 5.3 (a).
                                                      ---------------

     "Surviving Corporation" has the meaning set forth in Section 2.1(a).
                                                          --------------

     "Taxes" means all levies and assessments of any kind or nature imposed by any Governmen tal Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

     "Total Post-Merger Outstanding Common Stock" means the Total Pre-Merger Outstanding CSI Common Stock divided by 60%.

     "Total Pre-Merger Outstanding CSI Common Stock" means the aggregate number of shares of CSI Common Stock outstanding immediately prior to the Effective Time. For purposes of this definition, all shares of CSI Common Stock issuable upon exercise of options or upon conversion, exchange or exercise of other securities or other rights outstanding immediately prior to the Effective Time (regardless of whether then exercisable, convertible or exchangeable) shall be deemed to be outstanding; provided, however that the CSI Common Stock to be issued in connection with the purchase of International Telephone Company ("ITC") or CSI's public offering pursuant to the Registration Statement (including any shares issuable pursuant to underwriters' warrants) shall not be included as part of Total Pre-Merger Outstanding CSI Common Stock.

     "Total Pre-Merger Outstanding GlobalTel Common Stock" means the aggregate number of shares of GlobalTel Common Stock outstanding immediately prior to the Effective Time. For purposes of this definition, all shares of GlobalTel Common Stock issuable upon exercise of options or upon conversion, exchange or exercise of other securities or other rights outstanding immediately prior to the Effective Time (regardless of whether then exercisable, convertible or exchangeable), shall be deemed to be outstanding.

     "Washington Business Corporation Act" means the Washington Business Corporation Act, as amended.

                                  ARTICLE II
                               Basic Transaction
                               -----------------

     SECTION 2.1  The Merger.
                  ----------

          (a) Merger; Surviving Corporation.  On and subject to the terms and
              -----------------------------
conditions of this Agreement, at the Effective Time, GlobalTel will merge with and into CSI (the "Merger") in accordance with the Colorado Business Corporation Act and the Washington Business Corporation Act, whereupon the separate existence of GlobalTel shall cease, and CSI shall be the surviving corporation (the "Surviving Corporation").

          (b) Effective Time.  As soon as practicable after satisfaction or, to
              --------------
the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII, CSI and GlobalTel will file articles of merger with the
   ------------
Secretaries of State of the State of Colorado and the State of Washington, respectively, and make all other filings or recordings required by the Colorado Business Corporation Act or the Washington Business Corporation Act in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Secretaries of State of the State of Colorado and the State of Washington or at such later time as is specified in the articles of merger (the "Effective Time"). Based on the certificates to be delivered pursuant to Article VIII, CSI and GlobalTel shall calculate the
                      ------------
numerical value of the

Common Stock Conversion Ratio specified in Section 2.4 and such numerical value
                                           -----------
shall be included in the articles of merger. The articles of merger, as filed, absent manifest error, shall be conclusive of such Common Stock Conversion Ratio.

          (c) Effect of the Merger.  From and after the Effective Time, the
              --------------------
Surviving Corporation shall   possess all the rights,  privileges, powers and
franchises and be subject to all of the restrictions, disabilities and duties of CSI and GlobalTel, all as provided under the Colorado Business Corporation Act and the Washington Business Corporation Act.

     SECTION 2.2  Articles of Incorporation; Bylaws.
                  ---------------------------------

          (a) Articles of Incorporation of the Surviving Corporation.  The
              ------------------------------------------------------
articles of incorporation of CSI as in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that Article I of the articles of incorporation shall be amended to read in their entirety as follows:

                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name and style of said corporation shall be CS GLOBALTEL, INC.

          (b) Bylaws of the Surviving Corporation.  The bylaws of CSI as in
              -----------------------------------
effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law, except that the second sentence of Article III, Section 1 of the bylaws and all of Article IV of the bylaws shall be amended to read in their entirety as set forth in Exhibit 1 attached
                                                           ---------
hereto and incorporated herein by this reference.

     SECTION 2.3  Directors and Officers.
                  ----------------------

          (a) Directors of the Surviving Corporation.  At the Effective Time,
              --------------------------------------
all directors of CSI shall be deemed to have resigned as directors, except for Robert A. Spade and Patrick R. Scanlon who shall be directors of the Surviving Corporation until the next annual meeting of shareholders of the Surviving Corporation and until their respective successors are elected and qualified. At the Effective Time, Messrs. Spade and Scanlon shall fill the vacancies on the board of directors of the Surviving Corporation by electing those persons named on Exhibit 2 to hold office until the next annual meeting of shareholders of the
   ---------
Surviving Corporation and until their respective successors are elected and qualified.

          (b) Officers of the Surviving Corporation.  At the Effective Time, all
              -------------------------------------
officers of CSI shall continue as officers of the Surviving Corporation until their respective successors are elected and qualified, except that, at the Effective Time, Robert A. Spade shall resign as Chairman of the Board and the directors of the Surviving Corporation shall elect Ronald P.

Erickson to serve as Chairman of the Board and Robert A. Spade to serve as Chief Executive Officer and Vice Chairman of the Board, each to hold office until his respective successor is elected and qualified.

     SECTION 2.4  Conversion of Shares.
                  --------------------

          (a) GlobalTel Common Stock.  At the Effective Time by virtue of the
              ----------------------
Merger, each issued and outstanding share of GlobalTel Common Stock outstanding immediately prior to the Effective Time (other than shares held as treasury stock of GlobalTel, CSI-owned Shares and GlobalTel Dissenting Shares) shall be converted, subject to Section 2.6, into the number of CSI Shares equal to the
                      -----------
product of (x) the Total Post-Merger Outstanding Common Stock times (y) 40% divided by (z) the Total Pre-Merger Outstanding GlobalTel Common Stock (such number is referred to herein as the "Common Stock Conversion Ratio").

          (b) GlobalTel Preferred Stock.  At the Effective Time by virtue of the
              -------------------------
Merger, each issued and outstanding share of GlobalTel Preferred Stock shall be liquidated in accordance with its terms. Shares of GlobalTel Preferred Stock shall not have the right to be converted in the Merger into any CSI Shares.

          (c) Treasury Stock and CSI-owned Shares.  At the Effective Time by
              -----------------------------------
virtue of the Merger, each share of GlobalTel Common Stock held as treasury stock of GlobalTel, each share of GlobalTel Preferred Stock held as treasury stock of GlobalTel and each CSI-owned Share immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereof.

     SECTION 2.5  Intentionally omitted.

     SECTION 2.6  No Fractional Shares.  No fractional CSI Shares, and no
                  --------------------
certificates representing such fractional shares, shall be issued upon the surrender for exchange of certificates representing GlobalTel Shares. In lieu of any fractional share, the Surviving Corporation shall pay to each holder of GlobalTel Shares who otherwise would be entitled to receive a fractional CSI Share (after aggregating all fractional CSI Shares to be received by such holder) an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) the average of the last sale price per CSI Share for the most recent thirty consecutive trading days preceding the Effective Time as reported on the OTC Bulletin Board, multiplied by (b) the fractional share interest to which such holder would otherwise be entitled.

     SECTION 2.7  Capital Stock of CSI.
                  --------------------

          (a) CSI Shares.  On and after the Effective Time, each CSI Share
              ----------
issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding CSI Share and shall not be effected by the Merger.

          (b) Reservation of CSI Shares.  On and after the Effective Time, CSI
              -------------------------
shall reserve a sufficient number of authorized but unissued CSI Shares for issuance in connection with the conversion of GlobalTel Shares into CSI Shares as provided herein.

     SECTION 2.8  Procedure for Exchange of Stock Certificates.
                  --------------------------------------------

          (a) Certificates for CSI Shares.  Prior to the Effective Time, the
              ---------------------------
Surviving Corporation shall supply, or shall cause to be supplied, to or for the account of an exchange agent designated by the Surviving Corporation and reasonably acceptable to GlobalTel (the "Exchange Agent") certificates evidencing the CSI Shares issuable pursuant to Section 2.4.
                                               -----------

          (b) Letter of Transmittal and Instructions.  As soon as reasonably
              --------------------------------------
practicable after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail to each holder of record of one or more GlobalTel Shares immediately prior to the Effective Time (other than treasury shares of GlobalTel, CSI-owned Shares and GlobalTel Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate or certificates which evidenced such GlobalTel Share or GlobalTel Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify and (ii) instructions to effect the surrender of the Certificates in exchange for certificates representing the CSI Shares and, in lieu of any fractional share thereof, cash. The Exchange Agent shall be provided with the GlobalTel Shares Schedule referred to in Section 3.4(c) in order to determine, for its purposes, the number of GlobalTel Shares now evidenced by each surrendered Certificate, in order to verify the number of CSI Shares that the holder of such GlobalTel Shares is entitled to receive on account of his or her compliance with the procedures in the letter of transmittal.

          (c) Delivery of Merger Consideration.  Upon surrender of a Certificate
              --------------------------------
for cancellation to the Exchange Agent together with the letter of transmittal described above, duly completed and executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of CSI Shares which such holder has the right to receive in accordance with the Common Stock Conversion Ratio in respect of the GlobalTel Shares formerly evidenced by such Certificate, (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.8(d), and
                                                           --------------
(iii) cash in lieu of fractional CSI Shares to which such holder is entitled pursuant to Section 2.6 (the CSI Shares, dividends, distributions and cash
            -----------
described in this Section 2.8(c) being, collectively, the "Merger
                  --------------
Consideration"), and the Certificate so surrendered shall forthwith be canceled.

          (d) Dividends and Distributions.  Until Certificates are surrendered
              ---------------------------
as provided in this Section 2.8, no dividend or distribution payable to holders
                    -----------
of record of CSI Shares shall be paid to any holder of such Certificates, but upon surrender of such Certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to such whole CSI Shares, but not paid to such holder, and which dividends or distributions had a record date occurring on or subsequent to the Effective Time.

          (e) Transfers of GlobalTel Shares.  In the event of a transfer of
              -----------------------------
ownership of GlobalTel Shares which is not registered in the transfer records of GlobalTel as of the Effective Time, CSI Shares and cash may be issued and paid in accordance with this Section 2.8 to a transferee if the Certificate
                        -----------
evidencing such GlobalTel Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          (f) Certificates.  Until surrendered as provided in this Section 2.8,
              ------------                                         -----------
each outstanding Certificate that, immediately prior to the Effective Time, represented GlobalTel Shares (other than treasury shares of GlobalTel, CSI-owned Shares and GlobalTel Dissenting Shares) will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and the making of distributions, to evidence the ownership of the number of whole CSI Shares into which such GlobalTel Shares shall have been converted (pursuant to Section 2.4) and the right to receive an amount in cash in lieu of
             -----------
the issuance of any fractional shares (pursuant to Section 2.6).
                                                   -----------

          (g) No Liability.  Neither CSI nor GlobalTel shall be liable to any
              ------------
holder of GlobalTel Shares for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Withholding Rights.  The Surviving Corporation and the Exchange
              ------------------
Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of GlobalTel Shares such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the CSI Shares in respect of which such deduction and withholding was made.

          (i) Lost Certificates.  In the event any Certificate shall have been
              -----------------
lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder of record thereof, such CSI Shares and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that CSI may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against CSI, GlobalTel, the Exchange Agent or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (j) Limitations on Resale.  The CSI Shares to be issued in the Merger
              ---------------------
have not been registered for sale under state or federal securities laws and will be "restricted securities." The issuance of such CSI Shares is intended to be exempt from registration under the

Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder. CSI Shares issued in the Merger are subject to restrictions on transferability and resale and may not be sold or otherwise transferred without registration under the Securities Act and applicable state securities laws or without an exemption therefrom. CSI has no obligation to register such CSI Shares except as set forth in Section 8.1(e). Any certificate representing such CSI Shares may bear
         --------------
a legend restricting the transfer thereof consistent with the foregoing.

     SECTION 2.9    Stock Transfer Books.  At the Effective Time, the stock
                    --------------------
transfer books of GlobalTel shall be closed, and there shall be no further registration of transfers of GlobalTel Shares thereafter on the records of GlobalTel.

     SECTION 2.10   Dissenting Shares.
                    -----------------

          (a) GlobalTel Dissenting Shares.  The holders of GlobalTel Shares are
              ---------------------------
entitled to dissenters' rights under the Washington Business Corporation Act. Notwithstanding any provision of this Agreement to the contrary, any GlobalTel Dissenting Shares shall not be converted into CSI Shares as otherwise provided in Section 2.4 unless and until the holder of such GlobalTel Dissenting Shares
   -----------
shall have effectively withdrawn or otherwise lost such holder's dissenter's rights under the Washington Business Corporation Act, at which time such GlobalTel Shares shall be converted into CSI Shares as provided in Section 2.4.
                                                                    ------------
Following approval of the Merger by the shareholders of GlobalTel, GlobalTel or the Surviving Corporation shall deliver notice to the holders of GlobalTel Dissenting Shares as required by Section 23B.13.220 of the Washington Business
                                 ------------------
Corporation Act. Promptly following the Effective Time (or the later due receipt of demand for payment and deposit of certificates representing GlobalTel Dissenting Shares), the Surviving Corporation shall remit to the holders of GlobalTel Dissenting Shares payment of the fair value of such shares, as determined by the Surviving Corporation.

          (b) CSI Dissenting Shares.  The holders of CSI Shares on the record
              ---------------------
date fixed to determine the shareholders of CSI entitled to receive notice of the CSI Shareholders' Meeting are entitled to dissenters' rights under the
Colorado Business Corporation Act.   Following approval of the Merger by the
shareholders of CSI, CSI or the Surviving Corporation shall deliver notice to the holders of CSI Dissenting Shares as required by Section 7-113-203 of the
                                                    -----------------
Colorado Business Corporation Act. Promptly following the Effective Time (or the later due receipt of demand for payment and deposit of certificates representing CSI Dissenting Shares), the Surviving Corporation shall remit to the holders of CSI Dissenting Shares payment of the fair value of such shares, as determined by the Surviving Corporation.

     SECTION 2.11   Closing.  Unless this Agreement shall have been terminated
                    -------
pursuant to the provisions of Article IX, and subject to the provisions of
                              ----------
Article VIII, the closing of the Merger (the "Closing") shall take place at
------------
10:00 a.m. (local time) on a date (the"Closing Date") to be mutually agreed upon by the Parties, which date shall be no later than the third Business Day after all of the conditions set forth in Article VIII shall have been satisfied (or
                                   ------------
waived in accordance with the
provisions of this Agreement), unless another date is agreed to in writing by the Parties. The closing shall take place at the offices of Parcel, Mauro & Spaanstra, P.C. in Denver, Colorado, unless another place is agreed to in writing by the Parties.

     SECTION 2.12   Taking of Necessary Action.  Prior to the Effective Time,
                    --------------------------
the Parties shall take, or cause to be taken (as the case may be), all such reasonable actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger.

     SECTION 2.13   Piggyback Registration Rights.  CSI grants to the holders of
                    -----------------------------
CSI Shares issued in the Merger by conversion of GlobalTel Shares those piggyback registration rights described (and for the period prescribed) in

Exhibit 3 attached hereto and by this reference incorporated herein.
---------

                                  ARTICLE III
                  Representations and Warranties of GlobalTel
                  -------------------------------------------

     Except as specifically set forth in and qualified by the disclosure schedule furnished by GlobalTel to CSI prior to the date hereof (the "GlobalTel Disclosure Schedule"), which GlobalTel Disclosure Schedule shall refer specifically to each Section or subsection of this Agreement that is so qualified by a disclosure set forth therein, GlobalTel represents and warrants to CSI that:

     SECTION 3.1    Organization and Qualification.  Except as set forth in
                    ------------------------------
Section 3.1 of the GlobalTel Disclosure Schedule, each of GlobalTel and its
-----------
Subsidiaries is a corporation duly organized and validly existing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority, and is in possession of all franchises, grants, Licenses, easements, certificates, approvals and orders necessary, to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted. Each of GlobalTel and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary except where the lack of such qualification would not have a Material Adverse Effect.

     SECTION 3.2    Subsidiaries.  A true and complete list of all of
                    ------------
GlobalTel's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by GlobalTel or another Subsidiary, is set forth in Section 3.2 of
                                                                -----------
the GlobalTel Disclosure Schedule, except as noted therein. Except as set forth in Section 3.2 of the GlobalTel Disclosure Schedule, GlobalTel does not directly
   -----------
or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person.

     SECTION 3.3    Articles of Incorporation and Bylaws.  GlobalTel has
                    ------------------------------------
heretofore furnished to CSI a complete and correct copy of its articles of incorporation and bylaws, each as amended to the date of this Agreement, and, except as set forth in Section 3.3 of the GlobalTel Disclosure Schedule,
                       -----------
equivalent organizational documents of each of its Subsidiaries, each as amended to the date of this

Agreement. Such articles of incorporation and bylaws and equivalent organizational documents are in full force and effect. Neither GlobalTel nor any of its Subsidiaries is in violation of any of the provisions of its respective articles of incorporation or bylaws or equivalent organizational documents.

     SECTION 3.4    Capitalization.
                    --------------

          (a) GlobalTel.  The entire authorized capital stock of GlobalTel
              ---------
consists of 50,000,000 shares of common stock, $0.05 par value per share and 5,000,000 shares of preferred stock, $0.01 par value per share, one series of which has been designated. As of March 31, 1998: (a) 1,747,976 shares of GlobalTel Common Stock were issued and outstanding, (b) 275,000 shares of GlobalTel Preferred Stock were issued and outstanding, (c) no GlobalTel Shares were held in the treasury of GlobalTel, (d) 640,108 shares of GlobalTel Common Stock were reserved for future issuance upon exercise of outstanding warrants and (e) 700,000 shares of GlobalTel Common Stock were reserved for future issuance pursuant to option grants under its 1996 Stock Option Plan. All of the issued and outstanding GlobalTel Shares have been duly authorized and are validly issued, fully paid, and nonassessable and have not been issued in violation of any preemptive right of shareholders. Except as set forth in
Section 3.4 of the GlobalTel Disclosure Schedule, there are no outstanding or
-----------
authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts that could require GlobalTel or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective capital stock. Except as set forth in Section 3.4 of the
                                                         -----------
GlobalTel Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to GlobalTel or any of its Subsidiaries. There are no outstanding obligations of GlobalTel or any of it Subsidiaries to repurchase, redeem or otherwise acquire any of their respective securities.

          (b) Subsidiaries.  Section 3.4(b) of the GlobalTel Disclosure Schedule
              ------------   --------------
sets forth as of the date of this Agreement: (i) the authorized capital of each Subsidiary; (ii) the issued and outstanding shares of each Subsidiary; (iii) the owners of the issued and outstanding shares of each Subsidiary and the number of shares held by them in each Subsidiary; (iv) the number of shares held in the treasury of each Subsidiary; and (v) the number of shares of each Subsidiary reserved for future issuance.

          (c) Certificates for GlobalTel Shares.  Earlier in 1998, GlobalTel
              ----------------------------------
completed a 1-for-5 reverse stock split of all issued and outstanding shares of GlobalTel Common Stock, pursuant to which the number of GlobalTel Shares held by each holder of GlobalTel Common Stock was reduced and any fractional share thereby created was converted to a right to receive cash. The number of GlobalTel Shares now evidenced by each stock certificate heretofore issued by GlobalTel (the "Certificates") is set forth in the schedule (the "GlobalTel Shares Schedule") described in Section 3.4(c) of the GlobalTel Disclosure
                               --------------
Schedule, in the column entitled "POST-SPLIT Shares." (The GlobalTel Shares Schedule also identifies the number of GlobalTel Shares that existed and were evidenced by the Certificate prior to the reverse stock split and, where applicable, the fractional share created by the reverse stock split and now subject to monetary satisfaction.)

Each Certificate states a number of PRE-SPLIT Shares, and GlobalTel has not required its shareholders to surrender those Certificates or issued replacement certificates to evidence, for each holder, the POST-SPLIT number of GlobalTel Shares now held.

     SECTION 3.5    Authorization of Transaction.  GlobalTel has all necessary
                    ----------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that GlobalTel cannot consummate the Merger unless and until it receives the Requisite GlobalTel Shareholder Approval. The execution and delivery of this Agreement by GlobalTel and the consummation by GlobalTel of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action other than the Requisite GlobalTel Shareholder Approval. This Agreement has been duly and validly executed and delivered by GlobalTel. This Agreement constitutes the valid and legally binding obligation of GlobalTel, enforceable in accordance with its terms and conditions, subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     SECTION 3.6    No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) Except as set forth in Section 3.6 of the GlobalTel Disclosure
                                     -----------
Schedule, the execution and the delivery of this Agreement by GlobalTel and the consummation by GlobalTel of the Merger will not (i) violate or conflict with any provision of the articles of incorporation or bylaws or equivalent organizational documents of GlobalTel or any of its Subsidiaries, (ii) violate or conflict with any Legal Requirement applicable to GlobalTel or any of its Subsidiaries or by which any of their respective properties is bound or affected or (iii) conflict with, result in a breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the creation of any Lien under, any Contract or License to which any of GlobalTel or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject.

          (b) The execution and delivery of this Agreement by GlobalTel does not, and the performance of this Agreement by GlobalTel will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority or other Person, except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act and state securities laws, (ii) the filing of articles of merger under the Colorado Business Corporation Act and the Washington Business Corporation Act, and (iii) as set forth in Section 3.6(b) of the GlobalTel Disclosure Schedule.
                --------------

     SECTION 3.7    GlobalTel Financial Statements.  GlobalTel has delivered to
                    ------------------------------
CSI: (a) an audited consolidated balance sheet of GlobalTel and its Subsidiaries as of December 31 in each of the years 1995, 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report of Arthur Andersen LLP, independent certified public accountants, (b) a consolidated balance sheet of GlobalTel and its Subsidiaries as of December 31, 1997 (including the notes thereto, the "GlobalTel Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report of Arthur Andersen LLP, independent certified public accountants, and (c) an unaudited consolidated balance sheet of GlobalTel and its Subsidiaries as of March 31, 1998 (the "GlobalTel Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto (the financial statements referred to in clauses (a) through (c), together with the notes thereto, being hereinafter referred to collectively as the "GlobalTel Financial Statements"). The GlobalTel Financial Statements and notes fairly present the financial condition and the results of operation, changes in stockholders' equity, and cash flow of GlobalTel and its Subsidiaries as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP consistently applied throughout the periods involved (except as disclosed in the notes thereto), subject, in the case of interim GlobalTel Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the GlobalTel Balance Sheet).

     SECTION 3.8    Absence of Certain Changes or Events.  Except as set forth
                    ------------------------------------
in Section 3.8 of the GlobalTel Disclosure Schedule, since December 31, 1997,
   -----------
each of GlobalTel and its Subsidiaries has conducted its respective business in the Ordinary Course of Business and there has not occurred: (a) any amendment or change in the articles of incorporation or bylaws or other equivalent organizational documents of GlobalTel or any of its Subsidiaries; (b) any damage to, destruction or loss of any assets of GlobalTel or any of its Subsidiaries (whether or not covered by insurance) that had a Material Adverse Effect; (c) any change by GlobalTel or any Subsidiary in its accounting methods, principles or practices; (d) any revaluation by GlobalTel or any of its Subsidiaries of any of their respective assets, including writing off notes or accounts receivable other than in the Ordinary Course of Business; (e) any event, occurrence or development of a state of circumstances or facts which has, had or reasonably could be expected to have, a Material Adverse Effect; (f) any declaration, setting aside or payment of any dividend or other distribution with respect to any GlobalTel Share, or any repurchase or redemption or other acquisition by GlobalTel of any outstanding GlobalTel Shares or other securities of, or other ownership interest in, GlobalTel.

     SECTION 3.9    No Undisclosed Liabilities.  Except as disclosed in Section
                    --------------------------                          -------
3.9 of the GlobalTel Disclosure Schedule, neither GlobalTel nor any of its
---
Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of GlobalTel and its Subsidiaries taken as a whole, except liabilities
(a) adequately provided for in the GlobalTel Balance Sheet, (b) incurred in the Ordinary Course of Business and not required under GAAP to be reflected on the GlobalTel Balance Sheet, (c) incurred since December 31, 1997 in the Ordinary Course of Business and consistent with past practice, and (d) incurred in connection with this Agreement.

     SECTION 3.10   Absence of Litigation.  Except as disclosed in Section 3.10
                    ---------------------                          ------------
of the GlobalTel Disclosure Schedule: (a) there is no Litigation pending or, to the Knowledge of GlobalTel, threatened against GlobalTel or any of its Subsidiaries, or any properties or rights of GlobalTel or any of its Subsidiaries, by or before any Governmental Authority or private arbitrational tribunal, domestic or foreign, that could have a Material Adverse Effect, and
(b) there is not in existence any Judgment naming and requiring GlobalTel or any Subsidiary to take any action of any kind with respect to its assets or its business or to which GlobalTel or any Subsidiary, or its respective assets or business, is subject or by which they are bound or affected.

     SECTION 3.11   Employee Benefit Plans; Employment Agreements.
                    ---------------------------------------------

          (a) Employee Plans.  Section 3.11(a) of the GlobalTel Disclosure
              --------------   ---------------
Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA),
                                                         ------------
regardless of whether ERISA is applicable thereto, all other bonus stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of GlobalTel or any of its Subsidiaries or any ERISA Affiliate of GlobalTel or any of its Subsidiaries, to which GlobalTel, any Subsidiary or any ERISA Affiliate of GlobalTel or any Subsidiary is a party, with respect to which GlobalTel, any Subsidiary or any ERISA Affiliate of GlobalTel or any Subsidiary has or could have any obligation, as well as each plan with respect to which GlobalTel, any Subsidiary or an ERISA Affiliate of GlobalTel or any Subsidiary has or could incur liability if such plan has been or were terminated (collectively, the "GlobalTel Employee Plans"), and GlobalTel has furnished to CSI a complete and correct copy of each such written GlobalTel Employee Plan.

          (b) Compliance.  Except as set forth in Section 3.11(b) of the
              ----------                          ---------------
GlobalTel Disclosure Schedule, (i) none of the GlobalTel Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person and none of the GlobalTel Employee Plans is a "multi-employer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no transaction or failure
           -------------
to act with respect to any GlobalTel Employee Plan, which could result in any material liability of GlobalTel or any Subsidiary; (iii) all GlobalTel Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Legal Requirements currently in effect with respect thereto, and GlobalTel and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no Knowledge of any default or violation by any other Person to, any of the GlobalTel Employee Plans, except as to which such non-compliance, non-performance or default would not have a Material Adverse Effect; (iv) each GlobalTel Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination
      --------------
letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any GlobalTel Employee Plan, or pursuant to the terms of any GlobalTel Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contribution to each GlobalTel Employee Plan for the current plan years; (vi) with respect to each GlobalTel Employee Plan, no "reportable event" within the meaning of Section
                                                                     -------
4043 of ERISA (excluding any such event for which the thirty day notice
----
requirement has been waived under the regulations to Section 4043 of ERISA) nor
                                                     ------------
any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and
                       ------------------    ----
(vii) neither GlobalTel nor any Subsidiary nor any ERISA Affiliate of GlobalTel or any Subsidiary has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the
      --------
Pension Benefit Guaranty Corporation arising in the Ordinary Course of
Business).

          (c) Qualification.  Each GlobalTel Employee Plan that is required or
              -------------
intended to be qualified under any applicable Legal Requirement or registered or approved by a Governmental Authority has been so qualified, registered or approved by the appropriate Governmental Authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate Governmental Authority to revoke, such qualification, registration or approval.

          (d) Contributions.  All contributions (including premiums) required by
              -------------
any Legal Requirement or Contract to have been made or approved by GlobalTel or any Subsidiary under or with respect to GlobalTel Employee Plans have been paid or accrued by GlobalTel and its Subsidiaries. Without limiting the foregoing, except as disclosed in Section 3.11(d) of the GlobalTel Disclosure Schedule,
                       ---------------
there are no material unfunded liabilities under any GlobalTel Employee Plan.

          (e) No Litigation.  There is no pending or, to the Knowledge of
              -------------
GlobalTel and its Subsidiaries, threatened Litigation against GlobalTel or any Subsidiary with respect to any of the GlobalTel Employee Plans.

          (f) No Employee Claims.  Except as set forth in Section 3.11(f) of the
              ------------------                          ---------------
GlobalTel Disclosure Schedule, there is no Litigation pending or, to the Knowledge of GlobalTel and its Subsidiaries, threatened by former or present employees of GlobalTel or any Subsidiary (or their beneficiaries) with respect to GlobalTel Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (g) No Material Liability.  No condition or event has occurred with
              ---------------------
respect to the GlobalTel Employee Plans which has or could reasonably be expected to result in a material liability to GlobalTel or any Subsidiary.

          (h) Stock Options.  Section 3.11(h) of the GlobalTel Disclosure
              -------------          --------
Schedule sets forth a true and complete list of each current or former employee, officer or director of GlobalTel or any Subsidiary who, as of the date of this Agreement, holds any option to purchase any GlobalTel Shares or any capital stock of any Subsidiary, together with the number of GlobalTel Shares or shares of capital stock of such Subsidiary subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the expiration date
                             --------------
of such option. Section 3.11(h) of the GlobalTel Disclosure Schedule also sets
                ---------------
forth the total number of such incentive stock options and non-qualified options.

          (i) Employment and Other Contracts.  GlobalTel has furnished to CSI
              ------------------------------
(i) complete and correct copies of all employment Contracts with officers of GlobalTel or any Subsidiary; (ii) complete and correct copies of all Contracts with consultants obligating GlobalTel or any Subsidiary to make annual cash payments in an amount exceeding $10,000; (iii) a schedule listing all officers of GlobalTel or any Subsidiary who have executed a non-competition Contract with GlobalTel or a Subsidiary; (iv) complete and correct copies of all plans, programs, Contracts and other arrangements of GlobalTel or any Subsidiary with or relating to its respective employees which contain change in control provisions; (v) the form of standard employment Contract, if any, of GlobalTel or any Subsidiary for its respective non-executive employees; (vi) the standard form agency, distributor or similar Contract, if any, of GlobalTel or any Subsidiary for its respective sales agents; and (vii) complete and correct copies of all confidentiality agreements or similar nondisclosure Contracts to which GlobalTel or any Subsidiary is a party or by which any of them is bound or affected.

     SECTION 3.12   Labor Matters.  There are no controversies pending or, to
                    -------------
the Knowledge of GlobalTel and its Subsidiaries, threatened, between GlobalTel or any of its Subsidiaries and any of their respective employees, which controversies have or may have a Material Adverse Effect. Neither GlobalTel nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union Contract applicable to persons employed by GlobalTel or any of its Subsidiaries. Neither GlobalTel nor any of its Subsidiaries knows of any activities or proceedings of any labor union to organize any such employees. Neither GlobalTel nor any of its Subsidiaries has any Knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of GlobalTel or any of its Subsidiaries.

     SECTION 3.13   Proxy Statement.  None of the information supplied or to be
                    ---------------
supplied by GlobalTel in writing for inclusion or incorporation by reference in
(a) the proxy statement relating to the meeting of GlobalTel shareholders (the "GlobalTel Shareholders' Meeting") to be held in connection with the Merger (the "GlobalTel Proxy Statement"), (b) the proxy statement relating to the meeting of CSI shareholders (the "CSI Shareholders' Meeting") to be held in connection with the Merger (the "CSI Proxy Statement") or (c) the Registration Statement will, in the case of the Registration Statement, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, and, in the case of the GlobalTel Proxy Statement and the CSI Proxy Statement, at the date it or any amendments or supplements thereto are mailed to GlobalTel Shareholders and/or the shareholders of CSI, at the time of the GlobalTel Shareholders' Meeting, at the time of the CSI Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The GlobalTel Proxy Statement will comply as to form in all material respects with the applicable provisions of the Washington Business Corporation Act and any other applicable Legal

Requirements. If at any time prior to the Effective Time any event relating to GlobalTel or any Subsidiary or any of their respective Affiliates, officers or directors should be discovered by GlobalTel which should be set forth in an amendment to the Registration Statement or a supplement to the GlobalTel Proxy Statement or the CSI Proxy Statement, GlobalTel shall promptly inform CSI. Notwithstanding the foregoing, GlobalTel makes no representation or warranty with respect to any information supplied by CSI which is contained in any of the foregoing documents.

     SECTION 3.14   Restrictions on Business Activities.  Except as set forth in
                    -----------------------------------
Section 3.14 of the GlobalTel Disclosure Schedule and except for this Agreement,
------------
there is no material Contract or Judgment binding upon GlobalTel or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of GlobalTel or any of its Subsidiaries, acquisition of property by GlobalTel or any of its Subsidiaries or the conduct of business by GlobalTel or any of its Subsidiaries as currently conducted or as proposed to be conducted by GlobalTel.

     SECTION 3.15   Title to Assets.  Except for personal property sold or
                    ---------------
otherwise disposed of in the Ordinary Course of Business since December 31, 1997, GlobalTel and its Subsidiaries have good and marketable title to all assets reflected on the GlobalTel Balance Sheet, free and clear of all Liens except (a) Liens reflected in the GlobalTel Balance Sheet and (b) Liens set forth in Section 3.15 of the GlobalTel Disclosure Schedule. The tangible assets
         ------------
reflected on the GlobalTel Balance Sheet are in good condition and repair, ordinary wear and tear excepted. The assets reflected on the GlobalTel Balance Sheet constitute all property and rights, real and personal, tangible and intangible, necessary or required, to operate the business of GlobalTel and its Subsidiaries as currently conducted.

     SECTION 3.16   Contracts and Licenses.
                    ----------------------

          (a) Identification.  Section 3.16(a) of the GlobalTel Disclosure
              --------------
Schedule sets forth a correct and complete list of: (i) all Licenses possessed by or issued to GlobalTel or any of its Subsidiaries; and (ii) all Contracts to which GlobalTel or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound or affected in any of the following categories: carrier contracts, sales agent contracts, marketing contracts, product and service development contracts, director indemnity contracts and Contracts generally described in subsection 3.16(c). GlobalTel has delivered to CSI correct and complete copies of each of the Contracts and Licenses listed in

Section 3.16(a) of the GlobalTel Disclosure Schedule, including any amendments
---------------
thereto (or, in the case of oral Contracts or Licenses, correct and complete written summaries thereof).

          (b) Validity.  Except as set forth in Section 3.16(b) of the GlobalTel
              --------                          ---------------
Disclosure Schedule: (i) each of the Contracts and Licenses listed in Section
                                                                      -------
3.16(a) thereof is valid, in full force and effect and enforceable in accordance
-------
with its terms against the parties thereto, and GlobalTel and its Subsidiaries have fulfilled when due, or have taken all action necessary to enable them to fulfill when due, all of their respective obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than GlobalTel or any Subsidiary or any combination thereof) by GlobalTel or any Subsidiary nor, to the Knowledge of GlobalTel and its Subsidiaries, by any other Person under any of such Contracts or Licenses, which default remains uncured; and (iii) neither GlobalTel nor any Subsidiary nor, to the Knowledge of GlobalTel and its Subsidiaries, any other Person is in arrears in the performance or satisfaction of its respective obligations under any of such Contracts or Licenses, and no waiver or indulgence has been granted by any of the parties thereto.

          (c) No Other Contracts and Licenses.  Except for the Contracts and
              -------------------------------
Licenses listed in Section 3.16(a) of the GlobalTel Disclosure Schedule, neither
                   ---------------
GlobalTel nor any of its Subsidiaries is bound or affected by: (i) any lease of real or personal property (whether as lessor or lessee); (ii) any Contract granting any Person a Lien on or against any of the assets of GlobalTel or any of its Subsidiaries; (iii) any franchise or similar authorization; (iv) any license or permit authorized or issued by any Governmental Authority or any other Person; (v) any Contract of employment or Contract with any consultant or independent contractor; or (v) any Contract which contemplates payments by or to GlobalTel or any Subsidiary in any twelve-month period exceeding $25,000 individually or $50,000 in the aggregate.

     SECTION 3.17   Tax Matters.  Except as set forth in Section 3.17 of the
                    -----------                          ------------
GlobalTel Disclosure Schedule, GlobalTel and each of the Subsidiaries have filed in true and correct form all federal, state, local and foreign Tax returns and other reports required to be filed and have timely paid all Taxes which have become due and payable, whether or not shown on any such return or report. Neither GlobalTel nor any Subsidiary has received any notice of, and neither GlobalTel nor any Subsidiary has any Knowledge of any notice of, deficiency or assessment or proposed deficiency or assessment from any Taxing Governmental Authority. There are no audits pending with respect to GlobalTel or any Subsidiary and there are no outstanding agreements or waivers by or with respect to GlobalTel or any Subsidiary that extend the statutory period of limitations applicable to any federal, state, local or foreign Tax returns or Taxes for any period. There are no determined Tax deficiencies or proposed assessments against GlobalTel or any Subsidiary. As of the date of the GlobalTel Balance Sheet the unpaid Taxes of GlobalTel and its Subsidiaries did not exceed the liability for Taxes set forth on the face of the GlobalTel Balance Sheet.

     SECTION 3.18   Intellectual Property Matters.
                    -----------------------------

          (a) GlobalTel Intellectual Property.  Section 3.18(a) of the GlobalTel
              -------------------------------   ---------------
Disclosure Schedule sets forth a correct and complete list of all domestic (federal, state or local) and foreign (i) patents and patent applications, (ii) trademark and service mark registrations, (iii) copyright registrations and applications, (iv) trade names and unregistered trademarks and service mark and
(v) software (collectively, the "Intellectual Property") that are licensed to or owned or used by GlobalTel or any Subsidiary, and all applications for, or licenses or other rights to use any of the same (collectively, the "GlobalTel Intellectual Property"). Except as disclosed in Section 3.18(a) of the
                                                 ---------------
GlobalTel Disclosure Schedule: (i) the activities of GlobalTel and its Subsidiaries as currently conducted do not infringe, misappropriate or otherwise misuse any rights to Intellectual Property of other Persons; (ii) the validity of GlobalTel Intellectual Property, and the title or other rights thereto of GlobalTel, have not been questioned in any Litigation to which GlobalTel or any Subsidiary is a party, nor to the Knowledge of GlobalTel and its Subsidiaries is any such Litigation threatened; and (iii) to the Knowledge of GlobalTel and its Subsidiaries, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any GlobalTel Intellectual Property.

          (b) Validity.  Except as set forth in Section 3.18 (b) of the
              --------                          ----------------
GlobalTel Disclosure Schedule: (i) all patents, patent applications and rights to inventions or other intellectual property heretofore owned or held by any employee or officer of GlobalTel or any Subsidiary, where required by any Legal Requirement or Contract to be transferred to GlobalTel or any Subsidiary, have been duly and effectively transferred to GlobalTel or a Subsidiary with no restrictions on the subsequent transfer thereof by GlobalTel or any Subsidiary;
(ii) there has been no act or omission by GlobalTel or any Subsidiary or any of their respective employees, duly authorized attorneys or agents, as the case may be, or any other fact, which makes or will make invalid or unenforceable any of the GlobalTel Intellectual Property (by assignment or otherwise), or which negates or will negate the right to the issuance of any the GlobalTel Intellectual Property; and (iii) all of the patents and trademark and service mark registrations included in the GlobalTel Intellectual Property have been duly issued by the United States Patent and Trademark office or the corresponding office of another country, as indicated in Section 3.18(b) of the
                                                         ---------------
GlobalTel Disclosure Schedule, and all copyright registrations included in the GlobalTel Intellectual Property have been duly issued by the United States Register of Copyrights or the corresponding office of another country, as indicated in Section 3.18(b) of the GlobalTel Disclosure Schedule.
             ---------------

     SECTION 3.19   Customers and Agents.  Section 3.19 of the GlobalTel
                    --------------------   ------------
Disclosure Schedule sets forth, as of December 31, 1997 the total number of sales agents engaged by GlobalTel and its Subsidiaries and the revenue of the top ten agents for the 12 months ended December 31, 1997. There has been no material loss of agents since December 31, 1997.

     SECTION 3.20   Compliance with Laws.  Except as set forth in Section 3.20
                    --------------------                          ------------
of the GlobalTel Disclosure Schedule, GlobalTel and each of its Subsidiaries (a) is not in violation of, and has not violated, any applicable provision of any Legal Requirement and (b) has not received any notice from any Governmental Authority or other Person that it is in violation of, or has violated, any applicable provision of any Legal Requirement, except in the case of both clauses (a) and (b) for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.20 of the GlobalTel Disclosure Schedule,
                       ------------
GlobalTel and its Subsidiaries have all Licenses from Governmental Authorities required to conduct their respective businesses as now being conducted, except for such Licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.21   Brokers' Fees.  Except as set forth in Section 3.21 of the
                    -------------                          ------------
GlobalTel Disclosure Schedule, none of GlobalTel and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Merger, except for a merger completion fee payable to Cruttenden pursuant to written contract, a true and correct copy of which GlobalTel has furnished to CSI.

     SECTION 3.22   Continuity of Business Enterprise.  GlobalTel operates at
                    ---------------------------------
least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. (S)1.368-1(d).

     SECTION 3.23   Board Approval.  The Board of Directors of GlobalTel has (a)
                    --------------
approved this Agreement and the Merger and the transactions contemplated hereby and thereby, (b) determined that this Agreement and the Merger are in the best interests of the GlobalTel shareholders and are on terms that are fair to such shareholders and (c) recommended that the GlobalTel shareholders approve this Agreement and the Merger.

     SECTION 3.24   Vote Required.  The affirmative vote of (a) the holders of
                    -------------
not less than two-thirds of the outstanding GlobalTel Common Stock and the outstanding GlobalTel Preferred Stock, voting together, (b) the holders of not less than two-thirds of the outstanding GlobalTel Common Stock, voting as a voting group and (c) the holders of not less than two-thirds of the outstanding GlobalTel Preferred Stock, voting as a voting group, is required to approve this Agreement and the Merger.

     SECTION 3.25   Nature of GlobalTel Shareholders.  At the date of this
                    --------------------------------
Agreement, at the date the GlobalTel Proxy Statement or any amendments or supplements thereto are mailed to GlobalTel Shareholders, at the time of the GlobalTel Shareholders' Meeting, and at the Effective Time, each Person entitled to receive CSI Shares in the Merger either (a) shall be an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC or
(b) shall alone or with such Person's "purchase representative" (as such term is defined in Rule 501(d) of said Regulation D) have such knowledge and experience in financial and business matters that such Person is capable of evaluating the merits and risks of the Merger and the investment in CSI Shares.

     SECTION 3.26   Determination of Preferred Stock Liquidation Preference.
                    -------------------------------------------------------
The Chief Executive Officer of GlobalTel has determined, pursuant to Article III, Section (C)(3) of GlobalTel's amended and restated articles of incorporation, that the liquidation preference per share of GlobalTel Preferred Stock shall be $4.00 plus any unpaid dividend accrued thereon.


                                  ARTICLE IV
                     Representations and Warranties of CSI
                     -------------------------------------

     Except as specifically set forth in and qualified by the disclosure schedule furnished by CSI to GlobalTel prior to the date hereof (the "CSI Disclosure Schedule"), which CSI Disclosure Schedule shall refer specifically to each Section or subsection of this Agreement that is so qualified by a disclosure set forth therein, CSI represents and warrants to GlobalTel that:

     SECTION 4.1    Organization and Qualification.  Except as set forth in
                    ------------------------------
Section 4.1 of the CSI Disclosure Schedule, CSI is a corporation duly organized,
-----------
validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority, and is in possession of all grants, Licenses, easements, certificates, approvals and orders necessary, to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted. Except in Florida, where CSI is in the process of qualifying as a foreign corporation, CSI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary except where the lack of such qualification would not have a Material Adverse Effect.

     SECTION 4.2    Articles of Incorporation and Bylaws.  CSI has heretofore
                    ------------------------------------
furnished to GlobalTel a complete and correct copy of CSI's articles of incorporation and bylaws, each as amended to the date of this Agreement. Such articles of incorporation and bylaws are in full force and effect. CSI is not in violation of any of the provisions of its articles of incorporation or bylaws.

     SECTION 4.3    Capitalization.  The entire authorized capital stock of CSI
                    --------------
consists of 25,00,000 shares of common stock, no par value per share and 5,000,000 shares of preferred stock, no par value per share. As of March 31, 1998: (a) 10,505,657 shares of CSI Common Stock were issued and outstanding, (b) no shares of CSI Preferred Stock were issued and outstanding, (c) 241,126 CSI Shares were held in the treasury of CSI, (d) 601,150 shares of CSI Common Stock were reserved for future issuance upon exercise of outstanding warrants and (e) 3,000,000 shares of CSI Common Stock were reserved for future issuance pursuant to option grants under its 1998 Stock Option Plan. All of the issued and outstanding CSI Shares have been duly authorized and are validly issued, fully paid, and nonassessable (except for 60,000 CSI Shares that were purchased with a promissory note) and have not been issued in violation of any preemptive right of shareholders. Except as set forth in Section 4.3 of the CSI Disclosure
                                        -----------
Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts that could require CSI or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its respective capital stock. Except as set forth in Section 4.3 of the CSI Disclosure Schedule, there are no
                       -----------
outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CSI or any of its Subsidiaries. There are no outstanding obligations of CSI or any of it Subsidiaries to repurchase, redeem or otherwise acquire any of their respective securities.

     SECTION 4.4    Authorization of Transaction.  CSI has all necessary
                    ----------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CSI cannot consummate the Merger unless and until it receives the Requisite CSI Shareholder Approval. The execution and delivery of this Agreement by CSI and the consummation by CSI of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action other than the Requisite CSI Shareholder Approval. This Agreement has been duly and validly executed and delivered by CSI. This Agreement constitutes the valid and legally binding obligation of CSI, enforceable in accordance with its terms and conditions, subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     SECTION 4.5    No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) Except as set forth in Section 4.5 of the CSI Disclosure Schedule,
                                     -----------
the execution and the delivery of this Agreement by CSI and the consummation by CSI of the Merger will not (i) violate or conflict with any provision of the articles of incorporation or bylaws of CSI, (ii) violate or conflict with any Legal Requirement applicable to CSI or by which any of its properties is bound or affected or (iii) conflict with, result in a breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the creation of any Lien under, any Contract or License to which CSI is a party or by which it is bound or to which any of its assets is subject.

          (b) The execution and delivery of this Agreement by CSI does not, and the performance of this Agreement by CSI will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority or other Person, except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act, and state securities laws, (ii) the filing of articles of merger under the Colorado Business Corporation Act and the Washington Business Corporation Act, and (iii) as set forth in Section 4.5(b) of the CSI Disclosure Schedule.
         --------------

     SECTION 4.6    CSI Financial Statements.  CSI has delivered to GlobalTel:
                    ------------------------
(a) an audited balance sheet of CSI as of April 30, 1997, and the related statements of operations, changes in stockholders' equity, and cash flow for the fiscal years then ended, together with the report of Stockman Kast Ryan & Scruggs, P.C., independent certified public accountants, (b) an unaudited balance sheet of CSI as of December 31, 1997 (including the notes thereto, the "CSI Balance Sheet"), and the related unaudited statements of operations, changes in stockholders' equity, and cash flow for the fiscal year then ended, and (c) an unaudited balance sheet of CSI as of March 31, 1998 (the "CSI Interim Balance Sheet") and the related unaudited statements of operations, changes in stockholders' equity, and cash flow for the nine months then ended, including in each case the notes thereto (the financial statements referred to in clauses (a) through (c), together with the notes thereto, being hereinafter referred to collectively as the "CSI Financial Statements"). The CSI Financial Statements fairly present the financial condition and the results of operation, changes in stockholders' equity, and cash flow of CSI as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP consistently applied throughout the periods involved (except as disclosed in the notes thereto), subject, in the case of interim CSI Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the CSI Balance Sheet).

     SECTION 4.7    Absence of Certain Changes or Events.  Except as set forth
                    ------------------------------------
in Section 4.7 of the CSI Disclosure Schedule, since April 30, 1997, CSI has
   -----------
conducted its business in the Ordinary Course of Business and there has not occurred: (a) any amendment or change in the articles of incorporation or bylaws of CSI; (b) any damage to, destruction or loss of any assets of CSI (whether or not covered by insurance) that had a Material Adverse Effect; (c) any change by CSI in its accounting methods, principles or practices; (d) any revaluation by CSI of any of its assets, including writing off notes or accounts receivable other than in the Ordinary Course of Business; (e) any event, occurrence or development of a state of circumstances or facts which has, had or reasonably could be expected to have, a Material Adverse Effect; or (f) any declaration, setting aside or payment of any dividend or other distribution with respect to any CSI Common Stock or CSI Preferred Stock, or any repurchase or redemption or other acquisition by CSI of any outstanding shares of capital stock or other securities of, or other ownership or interest in, CSI.

     SECTION 4.8    No Undisclosed Liabilities.  Except as disclosed in Section
                    --------------------------                          -------
4.8 of the CSI Disclosure Schedule, CSI does not have any liabilities (absolute,
---
accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of CSI , except liabilities (a) adequately provided for in the CSI Balance Sheet, (b) incurred in the Ordinary Course of Business and not required under GAAP to be reflected on the CSI Balance Sheet, (c) incurred since April 30, 1997 in the Ordinary Course of Business and consistent with past practice, and (d) incurred in connection with this Agreement.

     SECTION 4.9    Absence of Litigation.  Except as disclosed in Section 4.9
                    ---------------------                          -----------
of the CSI Disclosure Schedule, there is no Litigation pending or, to the Knowledge of CSI, threatened against CSI or any properties or rights of CSI before any Governmental Authority or private arbitrational tribunal, domestic or foreign, that could have a Material Adverse Effect and (b) there is not in existence any Judgment naming and requiring CSI to take any action of any kind with respect to its assets or its business or to which CSI, or is assets or business, is subject or by which they are bound or affected.

     SECTION 4.10   Employee Benefit Plans; Employment Agreements.
                    ---------------------------------------------

          (a) Employee Plans.  Section 4.10(a) of the CSI Disclosure Schedule
              --------------   ---------------
lists all employee benefit plans (as defined in Section 3(3) of ERISA),
                                                ------------
regardless of whether ERISA is applicable thereto, all other bonus stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of CSI any ERISA Affiliate of CSI, to which CSI or any ERISA Affiliate of CSI is a party, with respect to which CSI or any ERISA Affiliate of CSI has or could have any obligation, as well as each plan with respect to which CSI or an ERISA Affiliate of CSI has or could incur liability if such plan has been or were terminated (collectively, the "CSI

Employee Plans"), and CSI has furnished to GlobalTel a complete and correct copy of each such written Employee Plan.

          (b) Compliance.  Except as set forth in Section 4.10(b) of the CSI
              ----------                          ---------------
Disclosure Schedule, (i) none of the CSI Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person and none of the CSI Employee Plans is a "multi-employer plan" as such term is defined in Section
                                                                         -------
3(37) of ERISA; (ii) there has been no transaction or failure to act with
-----
respect to any CSI Employee Plan, which could result in any material liability of CSI; (iii) all CSI Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Legal Requirements currently in effect with respect thereto, and CSI has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no Knowledge of any default or violation by any other Person to, any of the CSI Employee Plans, except as to which such non-compliance, non-performance or default would not have a Material Adverse Effect;
(iv) each CSI Employee Plan intended to qualify under Section 401(a) of the Code
                                                      --------------
is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any CSI Employee Plan, or pursuant to the terms of any CSI Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contribution to each CSI Employee Plan for the current plan years; (vi) with respect to each CSI Employee Plan, no "reportable event" within the meaning of

Section 4043 of ERISA (excluding any such event for which the thirty day notice
------------
requirement has been waived under the regulations to Section 4043 of ERISA) nor
                                                     ------------
any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and
                       ------------------    ----
(vii) neither CSI nor any ERISA Affiliate of CSI has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability
                                      --------
for premium payments to the Pension Benefit Guaranty Corporation arising in the Ordinary Course of Business).

          (c) Qualification.  Each CSI Employee Plan that is required or
              -------------
intended to be qualified under any applicable Legal Requirement or registered or approved by a Governmental Authority has been so qualified, registered or approved by the appropriate Governmental Authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate Governmental Authority to revoke, such qualification, registration or approval.

          (d) Contributions.  All contributions (including premiums) required by
              -------------
any Legal Requirement or Contract to have been made or approved by CSI under or with respect to CSI Employee Plans have been paid or accrued by CSI. Without limiting the foregoing, except as disclosed in Section 4.10(d) of the CSI
                                               ---------------
Disclosure Schedule, there are no material unfunded liabilities under any CSI Employee Plan.

          (e) No Litigation.  There is no pending or, to the Knowledge of CSI,
              -------------
threatened Litigation against CSI with respect to any of the CSI Employee Plans.

          (f) No Employee Claims.  Except as set forth in Section 4.10(f) of the
              ------------------                          ---------------
CSI Disclosure Schedule, there is no Litigation pending or, to the Knowledge of CSI, threatened by former or present employees of CSI (or their beneficiaries) with respect to CSI Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (g) No Material Liability.  No condition or event has occurred with
              ---------------------
respect to the CSI Employee Plans which has or could reasonably be expected to result in a material liability to CSI.

          (h) Stock Options.  Section 4.10(h) of the CSI Disclosure Schedule
              -------------          --------
sets forth a true and complete list of each current or former employee, officer or director of CSI who, as of the date of this Agreement, holds any option to purchase and CSI Shares, together with the number of CSI subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the expiration date of such
               --------------
option.  Section 4.10(h) of the CSI Disclosure Schedule also sets forth the
         ---------------
total number of such incentive stock options and non-qualified options.

          (i) Employment and Other Contracts.  CSI has furnished to GlobalTel
              ------------------------------
(i) complete and correct copies of all employment Contracts with officers of CSI; (ii) complete and correct copies of all Contracts with consultants obligating CSI to make annual cash payments in an amount exceeding $10,000;
(iii) a schedule listing all officers of CSI who have executed a non-competition Contract with CSI; (iv) complete and correct copies of all plans, programs, Contracts and other arrangements of CSI with or relating to its respective employees which contain change in control provisions; (v) the form of standard employment Contract, if any, of CSI for its respective non-executive employees;
(vi) the standard form agency, distributor or similar Contract, if any, of CSI for its sales agents; and (vii) complete and correct copies of all confidentiality agreements or similar nondisclosure Contracts to which CSI is a party or by which it is bound or affected.

     SECTION 4.11   Labor Matters.  There are no controversies pending or, to
                    -------------
the Knowledge of CSI, threatened, between CSI and any of its employees, which controversies have or may have a Material Adverse Effect. CSI is a not party to any collective bargaining agreement or other labor union Contract applicable to persons employed by CSI. CSI does not know of any activities or proceedings of any labor union to organize any such employees. CSI has no Knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of CSI.

     SECTION 4.12   Proxy Statement.  None of the information supplied  or to be
                    ---------------
supplied by CSI in writing for inclusion or incorporation by reference in the GlobalTel Proxy Statement, the CSI Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, and, in the case of the GlobalTel Proxy Statement and the CSI Proxy Statement, at the date it or any amendments or supplements thereto are mailed to GlobalTel Shareholders and/or the shareholders of CSI, at the time of the GlobalTel Shareholders' Meeting, at the time of the CSI Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The CSI Proxy Statement will comply as to form in all material respects with the applicable provisions of the Colorado Business Corporation Act and any other applicable Legal Requirements. If at any time prior to the Effective Time any event relating to CSI or any of its Affiliates, officers or directors should be discovered by CSI which should be set forth in an amendment to the Registration Statement or a supplement to GlobalTel Proxy Statement or the CSI Proxy Statement, CSI shall promptly inform GlobalTel. Notwithstanding the foregoing, CSI makes no representation or warranty with respect to any information supplied by GlobalTel which is contained in any of the foregoing documents.

     SECTION 4.13   Restrictions on Business Activities.  Except as set forth in
                    -----------------------------------
Section 4.13 of the CSI Disclosure Schedule and except for this Agreement, there
------------
is no material Contract or Judgment binding upon CSI which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of CSI, acquisition of property by CSI or the conduct of business by CSI as currently conducted or as proposed to be conducted by CSI.

     SECTION 4.14   Title to Assets.  Except for personal property sold or
                    ---------------
otherwise disposed of in the Ordinary Course of Business since April 30, 1997, CSI has good and marketable title to all assets reflected on the CSI Balance Sheet, free and clear of all Liens except (a) Liens reflected in the CSI Balance Sheet and (b) Liens set forth in Section 4.14 of the CSI Disclosure Schedule.
                                 ------------
The tangible assets reflected on the CSI Balance Sheet are in good condition and
repair, ordinary wear and tear excepted.   The assets reflected on the CSI
Balance Sheet constitute all property and rights, real and personal, tangible and intangible, necessary or required, to operate the business of CSI as currently conducted.

     SECTION 4.15   Contracts and Licenses.
                    ----------------------

          (a) Identification.  Section 4.15(a) of the CSI Disclosure Schedule
              --------------   ---------------
sets forth a correct and complete list of: (i) all Licenses possessed by or issued to CSI; and (ii) all Contracts to which CSI is a party or by which it or any of its properties is bound or affected in any of the following categories: carrier contracts, sales agent contracts, marketing contracts, product and service development contracts, director indemnity contracts and Contracts generally described in subsection 4.15(c). CSI has delivered to GlobalTel correct and complete copies of each of the Contracts and Licenses listed in
Section 4.15(a) of the CSI Disclosure Schedule, including any amendments thereto
---------------
(or, in the case of oral Contracts or Licenses, correct and complete written summaries thereof).

          (b) Validity.  Except as set forth in Section 4.15(b) of the CSI
              --------                          ---------------
Disclosure Schedule: (i) each of the Contracts and Licenses listed in Section
                                                                      -------
4.15(a) thereof is valid, in full force and effect and enforceable in accordance
-------
with its terms against the parties thereto, and CSI has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its respective obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than CSI or any combination thereof) by CSI nor, to the Knowledge of CSI, by any other Person under any of such Contracts or Licenses, which default remains uncured; and (iii) neither CSI nor, to the Knowledge of CSI, any other Person is in arrears in the performance or satisfaction of its respective obligations under any of such Contracts or Licenses, and no waiver or indulgence has been granted by any of the parties thereto.

          (c) No Other Contracts and Licenses.  Except for the Contracts and
              -------------------------------
Licenses listed in Section 4.15(a) of the CSI Disclosure Schedule and except as
                   ---------------
set forth in Section 4.15(c) of the CSI Disclosure Schedule, CSI is not bound or
             ---------------
affected by: (i) any lease of real or personal property (whether as lessor or lessee); (ii) any Contract granting any Person a Lien on or against any of the assets of CSI; (iii) any franchise or similar authorization; (iv) any license or permit authorized or issued by any Governmental Authority or any other Person;
(v) any Contract of employment or Contract with any consultant or independent contractor; or (v) any Contract which contemplates payments by or to CSI in any twelve-month period exceeding $25,000 individually or $50,000 in the aggregate.

     SECTION 4.16   Tax Matters.  Except as set forth in Section 4.16 of the CSI
                    -----------                          ------------
Disclosure Schedule, CSI has filed in true and correct form all federal, state, local and foreign Tax returns and other reports required to be filed and have timely paid all Taxes which have become due and payable, whether or not shown on any such return or report. CSI has not received any notice of, and CSI has no Knowledge of any notice of, deficiency or assessment or proposed deficiency or assessment from any Taxing Governmental Authority. There are no audits pending with respect to CSI and there are no outstanding agreements or waivers by or with respect to CSI that extend the statutory period of limitations applicable to any federal, state, local or foreign Tax returns or Taxes for any period. There are no determined Tax deficiencies or proposed assessments against CSI.
As of the date of the CSI Balance Sheet the unpaid Taxes of CSI did not exceed the liability for Taxes set forth on the face of the CSI Balance Sheet.

     SECTION 4.17   Intellectual Property Matters.
                    -----------------------------

          (a) CSI Intellectual Property.  Section 4.17(a) of the CSI Disclosure
              -------------------------   ---------------
Schedule sets forth a correct and complete list of all domestic (federal, state or local) and foreign Intellectual Property that is licensed to or owned or used by CSI, and all applications for, or licenses or other rights to use any of the same (collectively, the "CSI Intellectual Property"). Except as disclosed in
Section 4.17(a) of the CSI Disclosure Schedule: (i) the activities of CSI as
---------------
currently conducted do not infringe, misappropriate or otherwise misuse any rights to Intellectual Property of other Persons; (ii) the validity of CSI Intellectual Property, and the title or other rights thereto of CSI, have not been questioned in any Litigation to which CSI is a party, nor to the Knowledge of CSI is any such Litigation threatened; and (iii) to the Knowledge of CSI, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any CSI Intellectual Property.

          (b) Validity.  Except as set forth in Section 4.17 (b) of the CSI
              --------                          ----------------
Disclosure Schedule: (i) all patents, patent applications and rights to inventions or other intellectual property heretofore owned or held by any employee or officer of CSI, where required by any Legal Requirement or Contract to be transferred to CSI, have been duly and effectively transferred to CSI with no restrictions on the subsequent transfer thereof by CSI; (ii) there has been no act or omission by CSI or any of its employees, duly authorized attorneys or agents, as the case may be, or any other fact, which makes or will make invalid or unenforceable any of the CSI Intellectual Property (by assignment or otherwise), or which negates or will negate the right to the issuance of any the CSI Intellectual Property; and (iii) all of the patents and trademark and service mark registrations included in the CSI Intellectual Property have been duly issued by the United States Patent and Trademark office or the corresponding office of another country, as indicated in Section 4.17(b) of the
                                                         ---------------
CSI Disclosure Schedule, and all copyright registrations included in the CSI Intellectual Property have been duly issued by the United States Register of Copyrights or the corresponding office of another country, as indicated in

Section 4.17(b) of the CSI Disclosure Schedule.
---------------

     SECTION 4.18   Customers and Agents.  Section 4.18 of the CSI Disclosure
                    --------------------   ------------
Schedule sets forth, as of December 31, 1997, the total number of sales agents engaged by CSI and the revenue for the top ten agents for the 12 months ended December 31, 1997. There has been no material loss of agents since December 31, 1997.

     SECTION 4.19   Compliance with Laws.  Except as set forth in Section 4.19
                    --------------------                          ------------
of the CSI Disclosure Schedule, CSI (a) is not in violation of, and has not violated, any applicable provision of any Legal Requirement and (b) has not received any notice from any Governmental Authority or other Person that it is in violation of, or has violated, any applicable provision of any Legal Requirement, except in the case of both clauses (a) and (b) for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.19
                                                                    ------------
of the CSI Disclosure Schedule, CSI has all Licenses from Governmental Authorities required to conduct its business as now being conducted, except for such Licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.20   Brokers' Fees.  CSI has no liability or obligation to pay
                    -------------
any fees or commissions to any broker, finder, or agent with respect to the Merger.

     SECTION 4.21   Continuity of Business Enterprise.  CSI operates at least
                    ---------------------------------
one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg.
(S)1.368-1(d).

     SECTION 4.22   Board Approval.  The Board of Directors of CSI has (a)
                    --------------
approved this Agreement and the Merger and the transactions contemplated hereby and thereby, (b) determined that this Agreement and the Merger are in the best interests of the shareholders of CSI and are on terms that are fair to such shareholders and (c) recommended that the shareholders of CSI approve this Agreement and the Merger.

     SECTION 4.23   Vote Required.  The affirmative vote of the holders of not
                    -------------
less than a majority of the outstanding CSI Common Stock is required to approve this Agreement and the Merger.

                                   ARTICLE V
                            Covenants of GlobalTel
                            ----------------------

     SECTION 5.1    Certain Affirmative Covenants of GlobalTel.  During the
                    ------------------------------------------
period from the date of this Agreement and continuing until the earlier of the date of termination of this Agreement or the Effective Time, GlobalTel covenants and agrees that, unless CSI shall otherwise agree in writing, GlobalTel shall, and GlobalTel shall cause each of its Subsidiaries to:

          (a) conduct its business only in the Ordinary Course of Business;

          (b) use reasonable commercial efforts to preserve substantially intact the business organization of GlobalTel and the Subsidiaries;

          (c) keep available the services of the present officers, employees and consultants of GlobalTel and its Subsidiaries;

          (d) take all reasonable action in the Ordinary Course of Business necessary to prevent the loss, cancellation, abandonment, or forfeiture of any of the business of GlobalTel and its Subsidiaries;

          (e) continue normal marketing, advertising and promotional expenditures with respect to the business of GlobalTel and its Subsidiaries;

          (f) preserve the current relationships of GlobalTel and its Subsidiaries with customers, suppliers, sales agents and other persons with which GlobalTel or any of its Subsidiaries has business relations;

          (g) maintain (i) its respective assets in good condition and repair, ordinary wear and tear excepted, and (ii) in full force and effect policies of insurance with respect to its respective assets and the operation of its business, with such insurers of recognized responsibility, in such amounts and with respect to such risks and losses as are adequate for such business in accordance with customary industry practice;

          (h) (i) duly comply with all applicable Legal Requirements; (ii) perform without default all of its respective obligations under all Contracts and Licenses to which it is a party or by which it or any of its respective properties is bound or affected;

          (i) (i) give to CSI, and its counsel, accountants and other representatives, full access during normal business hours to the premises of GlobalTel and its Subsidiaries, all of their respective properties and assets, books and records and their respective personnel; (ii) furnish to CSI and such representatives all such additional documents (certified by an officer of GlobalTel or a Subsidiary, if requested), financial information and other information as CSI may from time to time reasonably request; and (iii) cause GlobalTel's accountants to permit CSI and its accountants to examine the records and working papers pertaining to such accountants' audits and other reviews of the GlobalTel Financial Statements; provided that no investigation by CSI or its representatives shall affect or limit the scope of any of the representations and warranties of GlobalTel herein or limit the liability of GlobalTel for breach of such representations and warranties; and, provided further, that notwithstanding the foregoing, GlobalTel and its Subsidiaries shall not be required to disclosure the contents of books, records and other documents to the extent prohibited by employment record confidentiality laws for the benefit of employees and to the extent necessary to preserve attorney-client and similar evidentiary privileges for the benefit of GlobalTel or a Subsidiary;

          (j) use its best efforts to obtain in writing as promptly as possible all approvals, authorizations and consents required to be obtained by GlobalTel or any Subsidiary in order to consummate the Merger and deliver to CSI copies, satisfactory in form and substance to CSI, of such approvals, authorizations and consents; provided, however, that GlobalTel and its Subsidiaries shall not accept or agree or accede to any modification or amendment to, or any condition to the transfer of, any Contract or License to which it is a party or by which it or any of its respective properties is bound or affected, which modification, amendment or condition is not acceptable to CSI;

          (k) promptly deliver to CSI true and complete copies of all monthly and quarterly financial statements and operating reports of GlobalTel and its Subsidiaries and any reports with respect to their respective businesses prepared by or for GlobalTel or any Subsidiary at any time after the date of this Agreement, and any other similar material which CSI reasonably may request;

          (l) promptly notify CSI of any circumstance, event or action by GlobalTel, any Subsidiary or otherwise (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of the representations or warranties of GlobalTel contained in this Agreement not being true and correct when made or at Closing, and, with respect to clause (ii), use its best efforts to remedy the same; and

               (m) cause the GlobalTel Preferred Stock to be converted into GlobalTel Common Stock prior to the Effective Time.

     SECTION 5.2    Certain Negative Covenants of GlobalTel.  Except as
                    ---------------------------------------
contemplated by this Agreement or as described in Section 5.2 of the GlobalTel
                                                  -----------
Disclosure Schedule, GlobalTel covenants that neither it nor any of its Subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of CSI:

          (a) amend of otherwise change the articles of incorporation or bylaws of GlobalTel or the equivalent organizational documents of any Subsidiary;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) of GlobalTel or any of its Subsidiaries (except for the issuance of GlobalTel Shares issuable upon the exercise of any warrants or options or the conversion of other securities outstanding on the date of this Agreement);

          (c) sell, pledge, dispose of or encumber any assets of GlobalTel or any of its Subsidiaries (except for (i) sales of assets in the Ordinary Course of Business and (ii) dispositions of obsolete or worthless assets);

          (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the GlobalTel Employee Plans or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing.

          (f) sell, transfer, license, sublicense or otherwise dispose of any GlobalTel Intellectual Property, or amend or modify any existing Contracts with respect to GlobalTel Intellectual Property;

          (g) other than in the Ordinary Course of Business, modify, terminate, renew, suspend or abrogate any Contract or License to which it is a party or by which it or any of its respective properties is bound or affected;

          (h) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the Ordinary Course of Business; (iii) enter into or amend any Contract other than in the Ordinary Course of Business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $50,000 for GlobalTel and its Subsidiaries, taken as a whole; or (v) enter into or amend any Contract, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(h);
                                                            ---------------

          (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of GlobalTel or its Subsidiaries who are not officers of GlobalTel or its Subsidiaries in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of GlobalTel or any Subsidiary, or establish, adopt, enter into or amend any GlobalTel Employee Plan;

          (j) take any action, other than as required by GAAP, to change accounting policies or procedures;

          (k) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations for any assessment of any Tax, except to the extent the amount of any such settlement has been reserved for on the GlobalTel Interim Balance Sheet;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities, reflected or reserved against in the GlobalTel Financial Statements or incurred in the Ordinary Course of Business;

          (m) except as may be required by any Legal Requirement, take any action to terminate or amend any of the GlobalTel Employee Plans other than in connection with the Merger; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in this Section 5.2, or any action which would make any of the
                  -----------
representations or warranties of GlobalTel contained in this Agreement untrue or incorrect or prevent GlobalTel from performing or cause GlobalTel not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 5.3    No Solicitation.
                    ---------------

          (a) Restriction.  GlobalTel shall not, directly or indirectly, through
              -----------
any officer, director, employee, representative or agent of GlobalTel or any Subsidiary, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transaction involving GlobalTel or any Subsidiary (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of

Directors of GlobalTel from referring any third party to this Section 5.3(a).
                                                              --------------
Nothing contained in this Section 5.3(a) or any other provision of this
                          --------------
Agreement shall prevent the Board of Directors of GlobalTel from considering, negotiating, approving and recommending to the GlobalTel Shareholders an unsolicited bona fide written Acquisition Proposal which the Board of Directors of GlobalTel determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel or the advise of such counsel that is reflected in the minutes of a meeting of the Board of Directors of GlobalTel, to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) would result in a transaction more favorable to GlobalTel Shareholders than the Merger (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

          (b) Notification.  GlobalTel shall immediately notify CSI after
              ------------
receipt of any Acquisition Proposal or any request for non-public information relating to GlobalTel or any of its Subsidiaries in connection with an Acquisition Proposal of for access to the properties, books or records of GlobalTel or any Subsidiary by any Person that informs the Board of Directors of GlobalTel of such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to CSI shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (c) Provision of Information.  If the Board of Directors of GlobalTel
              ------------------------
receives a request for material non-public information by a party who make a bona fide Acquisition Proposal and the Board of Directors of GlobalTel determines that such proposal, if consummated pursuant to its terms, would be a Superior Proposal, then, and only in such case, GlobalTel may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between GlobalTel and CSI, provide such party with access to information regarding GlobalTel and its Subsidiaries.

          (d) Existing Discussions.  GlobalTel shall immediately cease and cause
              --------------------
to be terminated any existing discussions or negotiations with any parties, other than CSI, conducted heretofore with respect to any of the foregoing. GlobalTel shall not release any third party from any confidentiality or standstill agreement to which GlobalTel is a party.

          (e) Liability.  GlobalTel shall ensure that the officers, directors
              ---------
and employees of GlobalTel and its Subsidiaries and any investment banker or other advisor or representative retained by GlobalTel are aware of the restrictions described in this Section and shall be responsible for any breach of this Section 5.3 by such bankers, advisors and representatives.
        -----------

                                  ARTICLE VI
                               Covenants of CSI
                               ----------------

     SECTION 6.1    Certain Affirmative Covenants of CSI.  During the period
                    ------------------------------------
from the date of this Agreement and continuing until the earlier of the date of termination of this Agreement or the

Effective Time, CSI covenants and agrees that, unless GlobalTel shall otherwise agree in writing, CSI shall:

          (a) conduct its business only in the Ordinary Course of Business;

          (b) use reasonable commercial efforts to preserve substantially intact the business organization of CSI;

          (c) keep available the services of the present officers, employees and consultants of CSI;

          (d) take all reasonable action in the Ordinary Course of Business necessary to prevent the loss, cancellation, abandonment, or forfeiture of any of the business of CSI;

          (e) continue normal marketing, advertising and promotional expenditures with respect to the business of CSI;

          (f) preserve the current relationships of CSI with customers, suppliers, sales agents and other persons with which CSI has business relations;

          (g) maintain (i) its assets in good condition and repair, ordinary wear and tear excepted, and (ii) in full force and effect policies of insurance with respect to its assets and the operation of its business, with such insurers of recognized responsibility, in such amounts and with respect to such risks and losses as are adequate for such business in accordance with customary industry practice;

          (h) (i) duly comply with all applicable Legal Requirements; (ii) perform without default all of its obligations under all Contracts and Licenses to which it is a party or by which it or any of its properties is bound or affected;

          (i) (i) give to GlobalTel, and its counsel, accountants and other representatives, full access during normal business hours to the premises of CSI, all of its properties and assets, books and records and its personnel; (ii) furnish to GlobalTel and such representatives all such additional documents (certified by an officer of CSI, if requested), financial information and other information as GlobalTel may from time to time reasonably request; and (iii) cause CSI's accountants to permit GlobalTel and its accountants to examine the records and working papers pertaining to such accountants' audits and other reviews of the CSI Financial Statements; provided that no investigation by GlobalTel or its representatives shall affect or limit the scope of any of the representations and warranties of CSI herein or limit the liability of CSI for breach of such representations and warranties; and, provided further, that notwithstanding the foregoing, CSI and its Subsidiaries shall not be required to disclosure the contents of books, records and other documents to the extent prohibited by employment record confidentiality laws for the benefit of employees and to the extent necessary to preserve attorney-client and similar evidentiary privileges for the benefit of CSI;

          (j) use its best efforts to obtain in writing as promptly as possible all approvals, authorizations and consents required to be obtained by CSI in order to consummate the Merger and deliver to GlobalTel copies, satisfactory in form and substance to GlobalTel, of such approvals, authorizations and consents; provided, however, that CSI shall not accept or agree or accede to any modification or amendment to, or any condition to the transfer of, any Contract or License to which it is a party or by which it or any of its properties is bound or affected, which modification, amendment or condition is not acceptable to GlobalTel;

          (k) promptly deliver to GlobalTel true and complete copies of all monthly and quarterly financial statements and operating reports of CSI and any reports with respect to its business prepared by or for CSI at any time after the date of this Agreement, and any other similar material which GlobalTel reasonably may request; and

          (l) promptly notify GlobalTel of any circumstance, event or action by CSI or otherwise (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of the representations or warranties of CSI contained in this Agreement not being true and correct when made or at Closing, and, with respect to clause (ii), use its best efforts to remedy the same.

     SECTION 6.2    Certain Negative Covenants of CSI.  Except as contemplated
                    ---------------------------------
by this Agreement or the Registration Statement or as described in Section 6.2
                                                                   -----------
of the CSI Disclosure Schedule, CSI covenants that it shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of
GlobalTel:

          (a) amend of otherwise change the articles of incorporation or bylaws of CSI;

          (b) issue, sell, pledge, dispose of or encumber, or authorize this issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) of CSI (except for the issuance of CSI Shares issuable upon the exercise of any warrants or options or the conversion of other securities outstanding on the date of this Agreement);

          (c) sell, pledge, dispose of or encumber any assets of CSI (except for (i) sales of assets in the Ordinary Course of Business and (ii) dispositions of obsolete or worthless assets);

          (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the CSI Employee Plans or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any CSI Intellectual Property, or amend or modify any existing Contracts with respect to CSI Intellectual Property;

          (g) other than in the Ordinary Course of Business, modify, terminate, renew, suspend or abrogate any Contract or License to which it is a party or by which it or any of its properties is bound or affected;

          (h) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the Ordinary Course of Business; (iii) enter into or amend any Contract other than in the Ordinary Course of Business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $50,000 for CSI; or (v) enter into or amend any Contract, commitment or arrangement to effect any of the matters prohibited by this Section 6.1(h);
                                                               ---------------

          (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of CSI who are not officers of CSI in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of CSI, or establish, adopt, enter into or amend any CSI Employee Plan;

          (j) take any action, other than as required by GAAP, to change accounting policies or procedures;

          (k) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations for any assessment of any Tax, except to the extent the amount of any such settlement has been reserved for on the CSI Interim Balance Sheet;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities, reflected or reserved against in the CSI Financial Statements or incurred in the Ordinary Course of Business;

          (m) except as may be required by any Legal Requirement, take any action to terminate or amend any of the CSI Employee Plans other than in connection with the Merger; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in this Section 6.2, or any action which would make any of the
                  -----------
representations or warranties of CSI contained in this Agreement untrue or incorrect or prevent CSI from performing or cause CSI not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                                  ARTICLE VII
                             Additional Agreements
                             ---------------------

     SECTION 7.1    GlobalTel Shareholders' Meeting.  GlobalTel shall, in
                    -------------------------------
accordance with the Washington Business Corporation Act and its articles of incorporation and bylaws, call and hold the GlobalTel Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger. GlobalTel shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger and shall take all other action necessary or advisable to secure the Requisite GlobalTel Shareholder Approval. The GlobalTel Proxy Statement shall include the recommendation of the Board of Directors of GlobalTel in favor of the Merger, subject to the second sentence of Section 5.3(a).
                                                 --------------

     SECTION 7.2    CSI Shareholders' Meeting.  CSI shall, in accordance with
                    -------------------------
the Colorado Business Corporation Act and its articles of incorporation and bylaws, call and hold the CSI Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger. CSI shall use its reasonable best efforts to hold the CSI Shareholders' Meeting as soon as practicable after the date of which the Registration Statement becomes effective. CSI shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger and shall take all other action necessary or advisable to secure the Requisite CSI Shareholder Approval. The CSI Proxy Statement shall include the recommendation of the Board of Directors of CSI in favor of the Merger.

     SECTION 7.3    Confidentiality.
                    ---------------

          (a) By GlobalTel.  Any non-public information that GlobalTel or any
              ------------
Subsidiary may obtain from CSI in connection with this Agreement and the transactions contemplated hereby shall be deemed confidential and, unless and until Closing shall occur, GlobalTel shall not, and GlobalTel shall cause each of the Subsidiaries not to, disclose any such information to any third party (other than its directors, officers and employees, and representatives of its advisors and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of CSI; provided that (i) GlobalTel may use and disclose any such information once it has been publicly disclosed (other than by GlobalTel or any Subsidiary in breach of its obligations under this Section) or which rightfully has come into the possession of GlobalTel or any of its Subsidiaries (other than from CSI), and (ii) to the extent that GlobalTel or any Subsidiary may become compelled by Legal Requirements to disclose any of such information, GlobalTel or such Subsidiary may disclose such information if it shall have used all reasonable efforts, and shall have afforded CSI the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, GlobalTel shall, and GlobalTel shall cause its Subsidiaries and advisors to, use all reasonable efforts to cause to be delivered to CSI, and retain no copies of, any documents, work papers and other materials obtained by GlobalTel or on its behalf from CSI, whether so obtained before or after the date of this Agreement.

          (b) By CSI.  Any non-public information that CSI may obtain from
              ------
GlobalTel in connection with this Agreement and the transactions contemplated hereby shall be deemed confidential and, unless and until Closing shall occur, CSI shall not disclose any such information to any third party (other than its directors, officers and employees, and representatives of its advisors and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of GlobalTel; provided that (i) CSI may use and disclose any such information once it has been publicly disclosed (other than by CSI in breach of its obligations under this Section) or which rightfully has come into the possession of CSI (other than from GlobalTel or any Subsidiary), and (ii) to the extent that CSI may become compelled by Legal Requirements to disclose any of such information, CSI may disclose such information if it shall have used all reasonable efforts, and shall have afforded GlobalTel the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, CSI shall, and CSI shall cause its advisors to, use all reasonable efforts to cause to be delivered to GlobalTel, and retain no copies of, any documents, work papers and other materials obtained by CSI or on its behalf from GlobalTel, whether so obtained before or after the date of this Agreement.

     SECTION 7.4    Stock Options and Warrants.
                    --------------------------

          (a) Assumption.  At the Effective Time, GlobalTel's obligations with
              ----------
respect to each outstanding option or warrant to purchase GlobalTel Shares (each, a "GlobalTel Option"), whether vested or unvested, will be assumed by the Surviving Corporation. Each GlobalTel Option so assumed by the Surviving Corporation under this Agreement shall continue to have, and be subject to, the same terms and conditions pursuant to which the GlobalTel Option was issued as in effect immediately prior to the Effective Time, except that (i) such GlobalTel Option shall be exercisable for that number of CSI Shares equal to the product of the number of GlobalTel

Shares that were purchasable under such GlobalTel Option immediately prior to the Effective Time multiplied by the Common Stock Conversion Ratio rounded up to the nearest whole number of CSI Shares, and (ii) the per share exercise price for the CSI Shares issuable upon exercise of such assumed GlobalTel Option will be equal to the quotient determined by dividing the exercise price per GlobalTel Share at which such GlobalTel Option was exercisable immediately prior to the Effective Time by the Common Stock Conversion Ratio and rounding the resulting exercise price up to the nearest whole cent.

          (b) Incentive Stock Options.  It is the intention of the Parties that
              -----------------------
the Company Options assumed by the Surviving Corporation qualify, following the Effective Time, as incentive stock options as defined in the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

          (c) Documentation.  After the Effective Time, the Surviving
              -------------
Corporation will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by the Surviving Corporation.

     SECTION 7.5    Public Announcements.  Neither CSI, on the one hand,  nor
                    --------------------
GlobalTel nor any of its Subsidiaries, on the other hand, shall issue any press release or make any public statement with respect to the Merger or this Agreement without the prior consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that if a Party has used all reasonable efforts to consult with the other Party, a Party may, without the prior consent of the other Party, issue such press release or make such public announcement as may upon the advice of legal counsel be required by any Legal Requirement, the National Association of Securities Dealers or the Nasdaq Stock Market.

     SECTION 7.6    Listing of CSI Shares.  CSI shall file an application for
                    ---------------------
listing of the CSI Shares, including the CSI Shares issuable in the Merger, in accordance with the rules of the Nasdaq SmallCap Market in order to have the CSI Shares to be issued in connection with the Merger to be approved for listing on the Nasdaq SmallCap Market and shall use its reasonable best efforts to have such application approved by the Nasdaq SmallCap Market prior to the Effective Time.

     SECTION 7.7    Accountants' Letters.  Upon reasonable notice from one Party
                    --------------------
to the other Party, the other Party shall use its best efforts to cause its independent certified public accountants to deliver to the requesting Party a letter covering such matters as are requested by the requesting Party and as are customarily addressed in accountant's "comfort" letters.

     SECTION 7.8    Further Assurances.  At and after the Effective Time, the
                    ------------------
officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name of and on behalf of GlobalTel, any deeds, bills of sale, assignments, assurances or other documents and to take and do, in the name and on behalf of GlobalTel, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of GlobalTel acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.9    Notice of Developments.  Each Party will give prompt written
                    ----------------------
notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above.
                                             -----------     ----------
No disclosure by any Party pursuant to this Section 7.9, however, shall be
                                            -----------
deemed to amend or supplement such Party's Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     SECTION 7.10   Indemnification.  CSI, as the Surviving Corporation in the
                    ---------------
Merger, will observe any indemnification provisions now existing in the articles of incorporation or bylaws of GlobalTel and in the indemnity agreements described in Section 3.16(a) of the GlobalTel Disclosure Schedule for the
             ---------------
benefit of any individual who served as a director or officer of GlobalTel or any Subsidiary at any time prior to the Effective Time. All such persons are express third-party beneficiaries of this section of the Agreement.

                                  ARTICLE VII
                           Conditions to the Merger
                           ------------------------

     SECTION 8.1    Conditions to Obligations of Each Party to Effect the
                    -----------------------------------------------------
Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the Requisite GlobalTel Shareholders Vote and the Requisite CSI Shareholders Vote.

          (b) No Injunctions or Restraints.  No Judgment issued by any
              ----------------------------
Governmental Authority of competent jurisdiction preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking any such Judgment be pending. There shall not be any action taken, or any Legal Requirement applicable to the Merger, which makes consummation of the Merger illegal.

          (c) Tax Opinion.  CSI and GlobalTel shall have received the written
              -----------
opinion of Parcel, Mauro & Spaanstra, P.C. in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and such opinion
                                     -----------
shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon representations of CSI and GlobalTel and certain Affiliates and shareholders of GlobalTel.

          (d) Nasdaq Stock Market.  The CSI Shares to be issued in the Merger
              -------------------
shall have been approved for listing, subject to notice of issuance, on the Nasdaq Stock Market.

          (e) CSI Public Offering.  The Registration Statement shall have become
              -------------------
effective and the public sale of CSI Shares described in the Registration Statement shall have been completed, realizing not less than $20 million in net proceeds to CSI and based on a valuation of the combined companies (including
ITC) of not less than $50 million.

     SECTION 8.2      Conditions to Obligations of CSI.  The obligations of CSI
                      --------------------------------
to consummate the Merger are subject also to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Dissenting Shares.  Immediately prior to the Effective Time,
              -----------------
neither (i) shall the number of GlobalTel Dissenting Shares representing shares of GlobalTel Common Stock exceed two percent of the number of outstanding shares of GlobalTel Common Stock nor (ii) shall the number of GlobalTel Dissenting Shares representing shares of GlobalTel Preferred Stock exceed two percent of the number of outstanding shares of GlobalTel Preferred Stock nor (iii) shall the number of CSI Dissenting Shares exceed two percent of the number of outstanding CSI Shares.

          (b) Representations and Warranties.  Except as contemplated by this
              ------------------------------
Agreement, the representations and warranties of GlobalTel set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that a representation or warranty made as of a particular date need only be true and correct as of such date, and CSI shall have received a certificate to such effect signed on behalf of the corporation by the chief executive officer and the chief financial officer of GlobalTel.

          (c) Agreements and Covenants.  GlobalTel shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and CSI shall have received a certificate to such effect signed on behalf of the corporation by the chief executive officer and the chief financial officer of GlobalTel.

          (d) Consents.  All consents, waivers, approvals, authorizations or
              --------
orders required to be obtained (including those shown in Section 3.6(b) of the
                                                         --------------
GlobalTel Disclosure Schedule), and all filings required to be made, by GlobalTel for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by GlobalTel in form and substance reasonably satisfactory to CSI.

          (e) Material Adverse Change.  Since the date of the GlobalTel Interim
              -----------------------
Balance Sheet, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of GlobalTel or any Subsidiary having or reasonably likely to have a Material Adverse Effect.

          (f) Affiliate Agreements.  CSI shall have received an Affiliate
              --------------------
Agreement from each person who is identified in the Affiliate Letter as an Affiliate of GlobalTel, and each such Affiliate Agreement shall be in full force and effect.

          (g) Opinion of Counsel.  CSI shall have received opinions of counsel
              ------------------
from Squires, Sanders and Dempsey (as to regulatory and Blue Stone International Ltd. matters), Early, Lennon, Peters & Crocker (as to foreign corporation qualifications) and Heller Ehrman White & McAuliffe (as to other matters) addressed to CSI and dated as of the Closing Date. The opinions, each of which shall be subject to the limitations, qualifications and assumptions mutually agreed upon by the parties and customary for opinions delivered on such subjects, shall in the aggregate be substantially to the effect that:

              (1) GlobalTel has been duly incorporated and is validly existing under the laws of the State of Washington. GlobalTel is duly qualified to do business and is in good standing in each other jurisdiction in the United States where the character of the property owned, leased or operated by it or the nature of its activities make such qualification necessary except where the lack of such qualification would not have a Material Adverse Effect.

              (2) The authorized capital of GlobalTel is as stated in this Agreement.

              (3) All of the outstanding GlobalTel Shares have been duly authorized and validly issued and are fully paid, non-assessable, and are free and clear of any preemptive rights arising pursuant to GlobalTel's articles of incorporation, bylaws and the laws of the State of Washington. To the actual knowledge of attorneys who are currently involved in legal representation of GlobalTel in connection with this Agreement (the "attorneys' knowledge"), except as set forth in the GlobalTel Disclosure Schedule: (A) GlobalTel has not granted or issued any options, warrants, convertible or exchangeable securities or other rights to any person for the purchase or acquisition from GlobalTel of any shares of capital stock of GlobalTel; (B) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to GlobalTel; and (C) GlobalTel is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in subpart (A).

              (4) GlobalTel has all requisite corporate power and corporate authority to enter into and perform the Agreement, to own its properties and to carry on its business as, to the attorneys' knowledge, it is now conducted. The Agreement has been duly authorized by all necessary corporate action on the part of GlobalTel and has been duly executed and delivered on behalf of GlobalTel. The Agreement is a valid and binding obligation of GlobalTel, enforceable against GlobalTel in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability affecting creditors' rights and remedies and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

              (5) Neither the execution and delivery of the Agreement on behalf of GlobalTel nor the consummation by GlobalTel of the Merger as provided in the Agreement (i) conflicts with any provision of the articles of incorporation or bylaws of GlobalTel or any of its Subsidiaries, (ii) violates any law applicable to GlobalTel or any of its Subsidiaries, or (iii) results in a breach or violation of , or constitutes a default under, any judgment of which the attorneys have knowledge and to which GlobalTel or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound.

              (6) Each Subsidiary (other than with respect to Ratsten International Telecommunications, Inc.) has been duly incorporated and is validly existing under the laws of the respective jurisdiction of its incorporation set forth in the GlobalTel Disclosure Schedule. Each Subsidiary (other than with respect to Ratsten International Telecommunications, Inc.) is duly qualified to do business and is in good standing in the jurisdictions listed in Section 3.1 of the GlobalTel Disclosure Schedule. Ratsten International Telecommunications, Inc. has been duly incorporated and is validly existing under the laws of the State of California, but is no longer in good standing in that state.

              (7) The authorized capital of each Subsidiary is as stated in the GlobalTel Disclosure Schedule. The stock register of each Subsidiary indicates that all of the issued and outstanding shares of capital stock of that Subsidiary are registered in the name identified and set forth in Section 3.4(b) of the GlobalTel Disclosure Schedule as the owner of those shares.

              (8) All outstanding shares of capital stock of each Subsidiary are duly and validly authorized and issued, fully paid and non-assessable and are free and clear of any preemptive rights arising pursuant to the Subsidiary's articles of incorporation, bylaws and the laws of the state of organization. To the attorneys' knowledge: (A) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights or other contracts or commitments that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock; (B) there are not outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary; and (C) there are no outstanding obligations of any Subsidiary to repurchase, redeem or otherwise acquire any of its securities.

              (9) To the attorneys' knowledge, there is no action, suit or proceeding against GlobalTel or any Subsidiary by any Governmental Authority which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement that is either pending or has been threatened in writing.

              (10) No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Agreement on behalf of GlobalTel or any of its Subsidiaries and consummation by GlobalTel or any of its Subsidiaries of the Merger as provided in the Agreement except such as have been obtained or made.

          (h) Shareholder Affidavits.  CSI shall have received from each Person
              ----------------------
entitled to receive CSI Shares in the Merger a duly executed affidavit, in form and substance reasonably satisfactory to CSI, to the effect that such Person either (i) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC or (ii) alone or with such Person's "purchaser representative" (as such term is defined in Rule 501(d) of said Regulation D) has such knowledge and experience in financial and business matters that such Person is capable of evaluating the merits and risks of the Merger and the investment in CSI Shares. All but 35 or fewer of the Persons entitled to receive CSI Shares in the Merger shall be accredited investors.

          (i) Outstanding GlobalTel Common Stock.  CSI shall have received a
              ----------------------------------
certificate signed by the chief executive officer and the principal financial officer of GlobalTel certifying as to the Total Pre-Merger Outstanding GlobalTel Common Stock. Such certificate shall include a summary of such outstanding stock as CSI shall reasonably require.

          (j) Other.  All actions taken by GlobalTel in connection with
              -----
consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to CSI.

     CSI may waive any condition specified in this Section 8.2 if it executes a writing so stating at or prior to the Closing.

     SECTION 8.3    Conditions to Obligations of GlobalTel.   The obligations of
                    --------------------------------------
GlobalTel to consummate the Merger are subject also to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties.  Except as contemplated by this
              ------------------------------
Agreement, the representations and warranties of CSI set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that a representation or warranty made as of a particular date need only be true and correct as of such date, and GlobalTel shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of CSI.

          (b) Agreements and Covenants.  CSI shall have performed or complied in
              ------------------------
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and GlobalTel shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of CSI.

          (c) Consents.  All consents, waivers, approvals, authorizations or
              --------
orders required to be obtained (including those shown in Section 4.5(b) of the
                                                         --------------
CSI Disclosure Schedule), and all filings required to be made, by CSI for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by CSI in form and substance reasonably satisfactory to GlobalTel.

          (d) Material Adverse Change.  Since the date of the CSI Interim
              -----------------------
Balance Sheet, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of CSI having or reasonably likely to have a Material Adverse Effect.

          (e) Opinion of Counsel.  GlobalTel shall have received an opinion of
              ------------------
counsel from Parcel, Mauro & Spaanstra, P.C. addressed to GlobalTel and dated as of the Closing Date, substantially to the effect that:

              (1) CSI has been duly incorporated and is validly existing under the laws of the State of Colorado. Except in Florida, where CSI is in the process of qualifying as a foreign corporation, CSI is duly qualified to do business and is in good standing in each other jurisdiction in the United States where the character of the property owned, leased or operated by it or the nature of its activities make such qualification necessary except where the lack of such qualification would not have a Material Adverse Effect.

              (2) The authorized capital of CSI  is as stated in this Agreement.

              (3) All of the outstanding CSI Shares have been duly authorized and validly issued and are fully paid, non-assessable (except with respect to 60,000 CSI Shares that were purchased with a promissory note), and are free and clear of any preemptive rights arising pursuant to CSI's articles of incorporation, bylaws and the laws of the State of Colorado. To the actual knowledge of attorneys who are currently involved in legal representation of CSI in connection with this Agreement or the Registration Statement (the "attorneys' knowledge"), except as set forth in the CSI Disclosure Schedule: (A) CSI has not granted or issued any options, warrants, convertible or exchangeable securities or other rights to any person for the purchase or acquisition from CSI of any shares of capital stock of CSI; (B) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to CSI; and (C) CSI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in subpart
(A).

              (4) The CSI Shares, when issued as provided in the Agreement, will be duly and validly authorized, fully paid and nonassessable shares of the capital stock of CSI.

              (5) CSI has all requisite corporate power and corporate authority to enter into and perform the Agreement, to own its properties and to carry on its business as, to the attorneys' knowledge, it is now conducted. The Agreement has been duly authorized by all necessary corporate action on the part of CSI and has been duly executed and delivered on behalf of CSI. The Agreement is a valid and binding obligation of CSI, enforceable against CSI in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability affecting creditors' rights and remedies and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

              (6) Neither the execution and delivery of the Agreement on behalf of CSI nor the consummation by CSI of the Merger as provided in the Agreement
(i) conflicts with any provision of the articles of incorporation or bylaws of CSI, (ii) violates any law applicable to CSI, or (iii) results in a breach or violation of , or constitutes a default under, any judgment of which the attorneys have knowledge and to which CSI is a party or by which it or any of its properties is bound.

              (7) To the attorneys' knowledge, there is no action, suit or proceeding against CSI by any Governmental Authority which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement that is either pending or has been threatened in writing.

              (8) No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Agreement on behalf of CSI and consummation by CSI of the Merger as provided in the Agreement except such as have been obtained or made.

          (f) Outstanding CSI Common Stock.  GlobalTel shall have received a
              ----------------------------
certificate signed by the chief executive officer and the principal financial officer of CSI certifying as to the Total Pre-Merger Outstanding CSI Common Stock. Such certificate shall include a summary of such outstanding stock as GlobalTel shall reasonably require.

          (g) Other.  All actions taken by CSI in connection with consummation
              -----
of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to GlobalTel.

     GlobalTel may waive any condition specified in this Section 8.3 if it
                                                         -----------
executes a writing so stating at or prior to the Closing.

                                  ARTICLE IX
                                  Termination
                                  -----------

     SECTION 9.1    Termination of Agreement.  This Agreement may be terminated
                    ------------------------
at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of GlobalTel and the shareholders of CSI:

          (a) by mutual written consent duly authorized by the respective Boards of Directors of the Parties; or

          (b) by either Party if the Merger shall not have been consummated by September 30, 1998 (provided, however, that the right to terminate under this
Section 9.1(b) shall not be available to any Party whose failure to fulfill any
--------------
obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Party if a Governmental Authority of competent jurisdiction shall have issued a non-appealable final Judgment or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by either Party if at the GlobalTel Shareholders' Meeting the Requisite GlobalTel Shareholders' Vote shall not have been obtained or if at the CSI Shareholders' Meeting the Requisite CSI Shareholders' Vote shall not have been obtained; or

          (e) by either Party upon a breach of any representation, warranty, covenant or agreement on the part of the other Party set forth in this Agreement or if any representation or warranty of such other Party shall have become untrue, in either case such that the conditions set forth in Section 8.2(b) or
                                                             --------------
8.2(c) or Section 8.3(a) or 8.3(b) would not be satisfied; or
------    --------------    ------

          (f) by either Party if the Board of Directors of GlobalTel shall have resolved to accept, or accepted, a Superior Proposal.

     SECTION 9.2    Effect of Termination.  In the event of the termination of
                    ---------------------
this Agreement pursuant to Section 9.1, this Agreement shall forthwith become
                           -----------
void and there shall be no liability on the part of any Party hereto or any of its Affiliates, directors, officers or shareholders except (i) as set forth in
Section 9.3 and Section 10.1 hereof and (ii) nothing herein shall relieve any
-----------     ------------
party form liability for any willful breach hereof (provided that any fee paid pursuant to Section 9.3(b) shall be credited towards any such liability of
            --------------
GlobalTel).

     SECTION 9.3    Fees and Expenses.
                    -----------------

          (a) Generally.  Except as set forth in this Section 9.3, all fees and
              ---------                               -----------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

          (b) GlobalTel Fee.  GlobalTel shall pay CSI a fee of $400,000 upon the
              -------------
termination of this Agreement by CSI or GlobalTel pursuant to Section 9.1(f).
                                                              --------------
Any fee payable pursuant to this Section 9.3(b) shall be paid within one
                                 --------------
Business Day after the date of termination of this Agreement.

                                   ARTICLE X
                                 Miscellaneous
                                 -------------

     SECTION 10.1   Effectiveness of Representations, Warranties and Agreements.
                    -----------------------------------------------------------
Except as otherwise provided in this Section 10.1, the representations,
                                     ------------
warranties and agreements of each Party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other Party hereto, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the GlobalTel Disclosure Schedule or the CSI Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representa tions, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section
                                                                     -------
9.1, as the case may be, except that the agreement set forth in Article II shall
---                                                             ----------
survive the Effective Time if the Merger is consummated and those set forth in

Sections 7.3 and 9.3 shall survive termination of this Agreement.
------------     ---

     SECTION 10.2   Notices.  All notices and other communications given or made
                    -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one Business Day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the Parties at the following addresses (or at such other address for a Party as shall be specified by notice given in accordance with this Section):

          (a)  If to CSI:

               Communications Systems International, Inc.
               8 South Nevada Avenue
               Colorado Springs, Colorado 80903
               Attention: Robert A. Spade
               Telecopy: (719) 577-4470

                         with a copy to:

                         Parcel, Mauro & Spaanstra, P.C.
                         1801 California Street, Suite 3600
                         Denver, Colorado 80202
                         Attention: Douglas R. Wright, Esq.
                         Telecopy: (303) 295-3040

          (b)  If to GlobalTel:

               GlobalTel Resources Inc.
               1520 Eastlake Avenue East
               Seattle, Washington 98102
               Attention: Ronald P. Erickson
               Telecopy: (206) 720-7251

                         with a copy to:

                         Heller Ehrman White & McAuliffe
                         6100 Columbia Center
                         701 Fifth Avenue
                         Seattle, WA  98104-7098
                         Attention:  John W. Hanley, Jr., Esq.
                         Telecopy:  (206) 447-0849

     SECTION 10.3   Amendment.  This Agreement may be amended by the Parties by
                    ---------
action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of GlobalTel or the shareholders of CSI, no amendment may be made which by law requires further approval by such shareholders without such further approval.

     SECTION 10.4   Waiver.  At any time prior to the Effective Time, either
                    ------
Party may (a) extend the time for performance of any of the obligations or other acts of the other Party, waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or at equity.

     SECTION 10.5   Headings.  The headings contained in this Agreement are for
                    --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.6   Severability.  The Parties intend that the provisions of
                    ------------
this Agreement be enforced to the fullest extent permissible under the Legal Requirements and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement should be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7   Entire Agreement.  This Agreement, together with the
                    ----------------
GlobalTel Disclosure Schedule and the CSI Disclosure Schedule, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 10.8   Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the Parties and their respective successors and assign, provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party.

     SECTION 10.9   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     SECTION 10.10  Construction.  The Parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

     SECTION 10.11  Incorporation of Exhibits and Disclosure Schedules.  The
                    --------------------------------------------------
Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     SECTION 10.12  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart signed by the other Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              COMMUNICATIONS SYSTEMS
                              INTERNATIONAL, INC.


                              By:________________________________
                                 Name:___________________________
                                 Title:__________________________


                              GLOBALTEL RESOURCES, INC.


                              By:________________________________
                                 Name:___________________________
                                 Title:__________________________

                                   EXHIBIT 1
                                      TO
                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.
                                      AND
                           GLOBALTEL RESOURCES, INC.

                 AMENDMENT TO BYLAWS OF SURVIVING CORPORATION
                 --------------------------------------------

     1. The second sentence of Article III, Section 1 of the bylaws of the Surviving Corporation shall be amended to read in its entirety as follows:

     Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of nine members.

     2. Article IV of the bylaws of the Surviving Corporation shall be amended to read in its entirety as follows:

                                  ARTICLE IV
                                   OFFICERS

SECTION 1.  TITLES:
-------------------

     The officers of the Corporation shall consist of a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, and a Treasurer, who shall each be elected for one (1) year by the directors at their first meeting following the annual meeting of stockholders. Such officers shall hold office until their successors are elected and qualify. The Board of Directors may appoint from time to time such other officers as it deems desirable who shall serve during such terms as may be fixed by the Board at a duly held meeting. The Board, by resolution, shall specify the titles, duties and responsibilities of such officers.

SECTION 2.  CHAIRMAN OF THE BOARD:
---------------------------------

     The Chairman of the Board shall, when present, preside at all meetings of shareholders and of the Board of Directors, and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to the Chairman by the Board of Directors, or as prescribed herein.

                                      1-1

SECTION 3.  VICE CHAIRMAN OF THE BOARD:
--------------------------------------

     The Vice Chairman of the Board shall perform such duties and possess such powers as from time to time may be assigned to the Vice Chairman by the Board of Directors or the Chairman. In the absence of the Chairman or in the event of the Chairman's inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman and when so performing shall have all the powers of and be subject to all the restrictions upon the Chairman.

SECTION 4.  CHIEF EXECUTIVE OFFICER:
-----------------------------------

     The Chief Executive Officer shall have general charge, supervision and authority over the property, affairs and business of the Corporation, and over its several offices, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall have authority to cause the employment or appointment of such employees and agents of the Corporation (other than officers or agents elected or appointed by the Board) as the conduct of the business of the Corporation may require, and to fix their compensation, and to remove or suspend any employee or agent who shall not have been appointed by the Board.

SECTION 5.  PRESIDENT:
----------------------

     The President shall be the chief operating officer of the Corporation. The President shall make reports to the Board of Directors, Chief Executive Officer and stockholders and shall perform such other duties and services as may be required from time to time by the Board of Directors or the Chief Executive Officer. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors or required by law. In the absence of the Chief Executive Officer or in the event of such officer's inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

SECTION 6.  VICE PRESIDENT:
--------------------------

     The Vice President shall perform all the duties of the President if the President is absent or for any other reason is unable to perform such officer's duties and shall have such other duties as the Board of Directors shall authorize or direct.

SECTION 7.  SECRETARY:
---------------------

     The Secretary shall issue notices of all meetings of stockholders and directors, shall keep minutes of all such meetings, and shall record all proceedings. The Secretary shall have custody and control of the corporate records and shall make such reports and perform such other duties as may be consistent with such office or as may be required of such officer from time to time by the Board of Directors.

                                      1-2

SECTION 8.  TREASURER:
---------------------

     The Treasurer shall have custody of all moneys and securities of the Corporation and shall have supervision over the regular books of account. The Treasurer shall deposit all moneys, securities, and other valuable effects of the Corporation in such banks and depositories as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may be ordered by the Board of Directors, shall render such account of such officer's transactions as may be required of such officer by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of such officer by the Board of Directors.

     The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from such officer's duties as Treasurer of the Corporation, which bond shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.

SECTION 9.  VACANCIES OR ABSENCES:
---------------------------------

     If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform such officer's duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

SECTION 10.  COMPENSATION:
-------------------------

     No officer shall receive any salary or compensation for such officer's services unless and until the Board of Directors authorizes and fixes the amount and terms of such salary or compensation.

                                      1-3

                                   EXHIBIT 2
                                      TO
                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.
                                      AND
                           GLOBALTEL RESOURCES, INC.

                 ADDITIONAL DIRECTORS OF SURVIVING CORPORATION
                 ---------------------------------------------

          Messrs. Spade and Scanlon will elect the following persons to fill the vacancies on the board of directors of the Surviving Corporation to hold office until the next annual meeting of shareholders of the Surviving Corporation and until their respective successors are elected: Ronald P. Erickson, Bruce L. Crockett, Lyman C. Hamilton, Jr., Michael S. Brownfield, Dean H. Cary, Richard
F. Nipert and Charles A. Shields.

                                      2-1

                                   EXHIBIT 3
                                      TO
                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.
                                      AND
                           GLOBALTEL RESOURCES, INC.

     1.   PIGGYBACK REGISTRATION RIGHTS.
          -----------------------------

          (a) Certain Definitions.  As used in this Section, the following terms
              -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Holder" shall mean any person who owns any Registrable Securities and
           ------
assignees thereof in accordance with Section (f) below.

          "Registrable Securities" shall mean (i) CSI Shares issued by CSI
           ----------------------
pursuant to that Agreement and Plan of Merger dated May 29, 1998, in conversion of GlobalTel Shares (as defined therein) and (ii) any securities issued in respect of such CSI Shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of CSI common
                                    --------  -------  ----
or preferred stock shall no longer be treated as Registrable Securities after they have become eligible to be sold to or through a broker or dealer or underwriter in a public distribution or a public offering, whether in a registered offering, Rule 144 transaction or otherwise.

          "Registration Expenses" shall mean all expenses, except as otherwise
           ---------------------
stated below, incurred by CSI in complying with subsection 1(b) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for CSI, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of CSI which shall be paid in any event by CSI) and the reasonable fees and disbursements of one counsel for all Holders.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all fees and disbursements of counsel for any Holder.

          (b) Piggyback Registration Rights.
              -----------------------------

                                      3-1

              (i) If at any time or from time to time during the period beginning one year after the effective date of CSI's registration statement no. 333-47045 relating to its underwritten public offering of common stock being managed by Cruttenden Roth Incorporated and ending on the second anniversary of such date CSI shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, CSI will:

                    (A) promptly give to each Holder written notice thereof; and

                    (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within 20 days after receipt of such written notice from CSI.

              (ii) If the registration of which CSI gives notice is for a registered public offering involving an underwriting, CSI shall so advise the Holders as a part of the written notice given pursuant to subsection 1(c)(i)(A). In such event the right of any Holder to registration pursuant to subsection 1(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with CSI and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by CSI. Notwithstanding any other provision of this subsection 1(b), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten in CSI's registered public offering, the managing underwriter may limit on a pro rata basis the Registrable Securities to be included in such registration, to an amount not less than one-fourth (1/4) of the aggregate number of securities included in such registration. CSI shall advise all Holders and all other persons distributing their securities through such underwriting of any limitation described above; and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders and such other persons having a contractual right to include shares of CSI Common Stock in such registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such participating Holders and such other participating holders at the time of filing the registration statement. If any officers, directors, employees, Holders or Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to CSI and the managing underwriter.

              (iii) If a Holder decides not to include all of its Registrable Securities in any registration statement filed by CSI, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by CSI with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                                      3-2

              (iv) CSI shall have the right to terminate or withdraw any registration initiated by it under this subsection 1(b) prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

          (c) Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with all registrations pursuant to subsection l(b) shall be borne by CSI. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of a Holder shall be borne by such Holder.

          (d) Registration Procedures.  In the case of each registration,
              -----------------------
qualification or compliance effected by CSI pursuant to Section l(b), CSI will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense CSI will with all deliberate speed:

              (i) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period up to two hundred seventy (270) days;

              (ii) Furnish to the Holders participating in such registration and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

              (iii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

              (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that CSI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

              (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

              (vi) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or

                                      3-3
necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (vii) At the request of the managing underwriter of any underwritten offering, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing CSI for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of CSI, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              (viii) For as long as CSI has any registration obligations hereunder, timely file all such reports, forms or other documents as may be required from time to time under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and cause such reports, forms or other documents to comply as to form and substance with such acts and such rules and regulations.

          (e) Indemnification.
              ---------------

              (i) CSI will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, or incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by CSI of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CSI in connection with any such registration, qualification or compliance, and CSI will reimburse promptly upon request each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that CSI will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omissions, made in reliance upon and in conformity with written information furnished to CSI by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. Each Holder

                                      3-4
will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify CSI, each of its directors and officers, each underwriter, if any, of CSI's securities covered by such a registration statement, each person who controls CSI or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CSI by an instrument duly executed by such Holder and stated to be specifically for use therein.

              (ii) Each party entitled to indemnification under this subsection
(e) (the "Indemnified Party") shall give notice to the party required to provide
          -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provide further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection (e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if, in the opinion of counsel for the Indemnifying Party, representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

          (f) Assignment of Registration Rights.  The rights to cause CSI to
              ---------------------------------
register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a "Holder" under

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

this Agreement if and only if CSI is, within a reasonable period of time after such transfer, not to exceed sixty (60) days, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned.

          (g) Limitations on Subsequent Registration Rights.  From and after the
              ---------------------------------------------
date of this Agreement, CSI shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of CSI which would grant registration rights to such holder or prospective holder which are prior or superior to the rights of the Holders hereunder.

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